Exhibit 10.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ASHFORD HOSPITALITY HOLDINGS LLC

DATED: April 6, 2017

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EXHIBIT A	–	List of Members
EXHIBIT B	–	Federal Income Tax Matters
EXHIBIT C	–	Notice of Exercise of Redemption Right
EXHIBIT D	–	Notice of Election by Member to Convert LTIP Units into Common Units
EXHIBIT E	–	Notice of Election by the Company to Force Conversion of LTIP Units into Common Units

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ASHFORD HOSPITALITY HOLDINGS LLC

RECITALS:

This Amended and Restated Limited Liability Company Agreement is entered into effective April 6, 2017 (the “Effective Date”).

WHEREAS, Ashford Hospitality Holdings LLC (the “Company”) was formed as a limited liability company under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of Delaware on April 6, 2017;

WHEREAS, Ashford Inc. as sole initial member, executed the Limited Liability Company Agreement of Ashford Hospitality Holdings LLC as of April 6, 2017 (the “Prior Agreement”);

WHEREAS, on the Effective Date the Company acquired all of the outstanding common units of Ashford Hospitality Advisors LLC constituting all of the outstanding membership interests in Ashford Hospitality Advisors LLC as a result of the merger (“Merger”) of Ashford Merger Sub LLC with and into Ashford Hospitality Advisors LLC pursuant to the terms of the Agreement and Plan of Merger, between the Company, its wholly owned subsidiary, Ashford Merger Sub LLC, and Ashford Hospitality Advisors LLC, dated April 6, 2017 (the “Merger Agreement”), and each of the outstanding common units of Ashford Hospitality Advisors LLC were converted into an identical number of Common Units of the Company;

WHEREAS, Ashford Inc. desires to, and pursuant to the terms of the Prior Agreement and the Merger Agreement has the authority to, amend and restate the Prior Agreement, as of the Effective Date, to make the revisions to the Prior Agreement set forth below and to provide for the admission as Members of the Company each of the other Persons identified on Exhibit A attached to this Agreement; and

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants between the parties to this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement amend and restate the Prior Agreement and agree as follows:

ARTICLE I
DEFINED TERMS

Whenever used in this Agreement, the following terms have the meanings respectively assigned to them in this Article I, unless otherwise expressly provided in this Agreement or unless the context otherwise requires:

“Act” means the Delaware Limited Liability Company Act, 6 Del C. § 18-101, et. seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Additional Funds” has the meaning set forth in Section 4.4.

“Additional Member” means a Person admitted to this Company as a Member pursuant to and in accordance with Section 4.8.

“Additional Securities” means any additional Ashford Inc. Shares (other than Ashford Inc. Shares issued in connection with a redemption pursuant to Section 7.3) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Ashford Inc. Shares, as set forth in Section 4.3(a)(ii).

“Adjustment Event” has the meaning set forth in Section 4.3(d).

“Affiliate” of another Person means (a) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; (d) any officer, director, member or partner of such other Person; and (e) if such other Person is an officer, director, member or partner in a company, the company for which such Person acts in any such capacity.

“Agreed Value” means the fair market value of Contributed Property as agreed to by the contributing Member and the Company, using such reasonable method of valuation as they may adopt except that the Agreed Value of all property constituting Contributed Property as of the Effective Date shall be determined by Manager.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Holdings LLC, as amended from time to time.

“Ashford Inc.” means Ashford Inc., a Maryland corporation.

“Ashford Inc. Common Stock” means the common stock of Ashford Inc.

“Ashford Inc. Common Stock Amount” means a whole number of shares of Ashford Inc. Common Stock equal to the product of the number of Common Units offered for redemption by a Redeeming Member, multiplied by the Conversion Factor in effect on the Specified Redemption Date (rounded down to the nearest whole number if such product is not a whole number); provided, however, that if Ashford Inc. at any time issues to all holders of Ashford Inc. Common Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase Ashford Inc. Common Stock, or any other securities or property (collectively, the “Rights”), which Rights have not expired pursuant to their terms, then the Ashford

Inc. Common Stock Amount thereafter shall also include such Rights that a holder of that number of shares of Ashford Inc. Common Stock would be entitled to receive.

“Ashford Inc. Expenses” means (i) costs and expenses relating to the formation and continuity of existence of Ashford Inc. and any of its Subsidiaries (which Subsidiaries shall, for purposes of this definition, be included within the definition of Ashford Inc.), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of Ashford Inc., (ii) costs and expenses relating to the public offering and registration of securities or private offering of securities by Ashford Inc. and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by Ashford Inc. under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by Ashford Inc. with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of Ashford Inc., including, without limitation, insurance premiums, and legal, accounting and directors’ fees, incurred in the ordinary course of its business on behalf of or in connection with the Company.

“Ashford Inc. Preferred Stock” means the preferred stock of Ashford Inc.

“Ashford Inc. Share” means a share of Ashford Inc. Common Stock or a share of Ashford Inc. Preferred Stock.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended, 11 U.S.C. ss.ss. 101 ET SEQ., and as hereafter amended from time to time.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

“Capital Account” means, as to any Member, the account established and maintained for such Member pursuant to Section 5.3.

“Capital Account Limitation” has the meaning set forth in Section 7.6(b).

“Capital Contribution” means the amount in cash or the Agreed Value of Contributed Property (net of liabilities secured by the Contributed Property that the Company is considered to assume or take subject to under Code Section 752) contributed by each Member (or its original predecessor in interest) to the capital of the Company for its interest in the Company.

“Carrying Value” means, with respect to any property, the adjusted basis of such property for federal income tax purposes as of the time of determination except as follows: (a) the initial Carrying Value of any property contributed by a Member to the Company shall be its Agreed Value, (b) the Carrying Value of property distributed to a Member shall the fair market value of such property, as determined by the

Manager, and (c) the Carrying Value of property shall be adjusted as provided by Exhibit B, items A.1., B.1(c), B.3., and B.4.

“Cash Amount” means an amount of cash per Common Unit equal to the Value on the Valuation Date of the Ashford Inc. Common Stock Amount.

“Cash Flow” means the excess of cash revenues actually received by the Company in respect of Company operations for any period, the amount of any reduction in reserves of the Company, and, to the extent determined by Manager, the net proceeds received by the Company from the disposition of any Company Property over Operating Expenses for such period.

“Certificate of Formation” means the certificate of formation of the Company filed with the Secretary of State of the State of Delaware, as amended or restated from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Manager filed with the Secretary of State of the State of Delaware, as amended or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code means that provision in the Code at the Effective Date and any succeeding provision of the Code.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Membership Interest” means an interest in the Company, other than a Preferred Membership Interest, and includes a limited liability company interest in the Company and any and all other benefits to which the holder of such an interest in the Company may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

“Common Unit” means a fractional, undivided share of the Common Membership Interests issued under this Agreement. At all times after the Effective Date there shall be maintained an economic equivalency of a Common Unit and a share of Ashford Inc. Common Stock (subject to the effect of the Conversion Factor and to the effect of income taxation of Ashford Inc.’s taxable income), except as otherwise provided in this Agreement.

“Common Unit Distribution” has the meaning set forth in Section 4.3(d)(ii).

“Common Unit Distribution Period” means any quarter or shorter period with respect to which a distribution is to be made to the holders of the Common Units.

“Common Unit Economic Balance” has the meaning set forth in Section 5.5.

“Common Percentage Interest” means the percentage ownership interest in the Common Units of each Member, as determined by dividing the Common Units owned by a Member by the total number of Common Units then outstanding, subject to Sections 4.3(d) and 4.3(e) which treat LTIP Units as Common Units for this purpose.

“Company” means Ashford Hospitality Holdings LLC, a Delaware limited liability company.

“Company Representative” has the meaning set forth in Section 5.2(d).

“Constituent Person” has the meaning set forth in Section 7.6(f).

“Contributed Property” means a Member’s interest in property or other consideration (excluding services and cash) contributed to the Company by such Member.

“Conversion Date” has the meaning set forth in Section 7.6(b).

“Conversion Factor” means 1.0; provided, however, that if Ashford Inc. (i) declares or pays a dividend on its outstanding Ashford Inc. Common Stock in shares of Ashford Inc. Common Stock or makes a distribution to all holders of its outstanding Ashford Inc. Common Stock in shares of Ashford Inc. Common Stock, (ii) subdivides its outstanding Ashford Inc. Common Stock, or (iii) combines its outstanding Ashford Inc. Common Stock into a smaller number of Ashford Inc. Common Stock, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Ashford Inc. Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Ashford Inc. Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; PROVIDED, HOWEVER, that if the Manager receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the Manager had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“Conversion Notice” has the meaning set forth in Section 7.6(b).

“Conversion Right” has the meaning set forth in Section 7.6(a).

“Distribution Payment Date” means the a date upon which the Manager makes distributions in accordance with Section 8.1.

“Economic Capital Account Balance” has the meaning set forth in Section 5.5.

“Effective Date” has the meaning set forth in the Recitals.

“Event of Bankruptcy” means as to any Person the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within ninety (90) days of the filing thereof); insolvency of such Person as finally determined by a court of competent jurisdiction; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of such Person’s assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, but if such proceeding is commenced by another, only if such Person indicates his approval of such proceeding, or such proceeding is contested by such Person and has not been finally dismissed within ninety (90) days.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Forced Conversion” has the meaning set forth in Section 7.6(c).

“Forced Conversion Notice” has the meaning set forth in Section 7.6(c).

“Full Distribution Amount” has the meaning set forth in Section 8.1(a).

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (A) the Manager or (B) a director, officer, employee or agent of the Company or the Manager, and (ii) such other Persons (including Affiliates of the Manager or the Company) as the Manager may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Ineligible Unit” has the meaning set forth in Section 5.5.

“Initiating Member” has the meaning set forth in Section 7.5.

“IRS” means the Internal Revenue Service.

“Liquidating Events” has the meaning set forth in Section 10.1.

“LTIP Unit” means a Unit that is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Sections 4.3(d) and 4.3(e) and elsewhere in this Agreement in respect of LTIP Unitholders.  The allocation of LTIP Units among the Members shall be set forth on Exhibit A, as may be amended by the Manager from time to time.

“LTIP Unitholder” means a Member that holds LTIP Units.

“Manager” means Ashford Inc., in its position as a Manager of the Company, and any Person who becomes a manager as provided in this Agreement, and any of their successors as Manager each of whom shall constitute a “manager” of the Company for purposes of the Act.

“Member” means any Person named as a Member on Exhibit A and any Person who becomes a Substitute Member pursuant to Section 9.3 or an Additional Member pursuant to Section 4.8, in such Person’s capacity as a Member of the Company for so long as such Person holds any Units.

“Membership Interest” means an interest in the Company and includes a limited liability company interest and any and all other benefits to which the holder of such an interest in the Company may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

“Newly Issued Common Unit” means with respect to any Common Unit Distribution Period, a Common Unit issued during such Common Unit Distribution Period, other than to Ashford Inc. and other than Common Units outstanding on the Effective Date.

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form of Exhibit C.

“Operating Expenses” means (i) all administrative and operating costs and expenses incurred by the Company, (ii) those administrative costs and expenses of the Manager, including any salaries or other payments to directors, officers or employees of the Manager, and any accounting and legal expense of the Manager, which expenses, the Members have agreed, are expenses of the Company and not the Manager, and (iii) to the extent not included in clause (ii) above, Ashford Inc. Expenses; PROVIDED, HOWEVER, that Operating Expenses shall not include any administrative costs and expenses incurred by the Manager that are attributable to properties or interests in a Subsidiary that are owned by the Manager or Ashford Inc. directly.

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity.

“Plan” means the Ashford Inc. 2014 Equity Incentive Plan, as amended and/or one or more successor or additional equity incentive plans or programs that Ashford Inc. has adopted or may adopt, as amended (each individually and all of them collectively, as the context requires).

“Preferred Membership Interest” means an interest in the Company evidenced by a designated series of Preferred Units, having a preference in payment of distributions or on liquidation as determined by the Manager for such series of Preferred Units and as set forth in an amendment to this Agreement, and includes a limited liability company interest and all other benefits to which the holder of such an interest in the Company may be entitled as provided in this Agreement or the Act, together with all obligations of such Person to comply with the terms and provisions of this Agreement and the Act.

“Preferred Percentage Interest” with respect to a series of Preferred Units, means the percentage ownership interest in the Preferred Units of each Member holding Preferred Units of such specified series, as determined by dividing the Preferred Units of such series owned by a Member by the total number of Preferred Units of that series then outstanding.

“Preferred Return” means any payment made or to be made on any Preferred Unit corresponding to any dividend paid or to be paid on the related series of preferred stock issued by Ashford Inc., in accordance with Section 4.3.

“Preferred Unit” means a fractional, undivided share of Preferred Membership Interests in the specified series issued under this Agreement.

“Prior Agreement” has the meaning assigned to such term in the Recitals.

“Property” means any property or other investment in which the Company holds an ownership interest.

“Record Date” means the record date established by the Manager for the distribution of Cash Flow pursuant to Section 8.1, which record date, as to Common Units, shall be the corresponding record date established by Ashford Inc. with respect to the Ashford Inc. Common Stock and which record date, as to a series of Preferred Units, shall be the corresponding record date established by Ashford Inc. with respect to the corresponding series of Ashford Inc. Preferred Stock.

“Redeeming Member” has the meaning provided in Section 7.3(a).

“Redemption Right” has the meaning provided in Section 7.3(a).

“Safe Harbor” means, the election described in the Safe Harbor Regulation, pursuant to which a partnership and all of its partners may elect to treat the fair market value of a partnership interest that is transferred in connection with the performance of services as being equal to the liquidation value of that interest.

“Safe Harbor Election” means the election by a partnership and its partners to apply the Safe Harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43.

“Safe Harbor Regulation” means Proposed Treasury Regulations Section 1.83-3(l).

“Specified Redemption Date” means, with respect to a given Member and Notice of Redemption, the later of any date so specified in the Notice of Redemption and  the third (3rd) Business Day after receipt by the Manager of the Notice of Redemption, provided that no Specified Redemption Date may occur with respect to any Unit before one year after such Unit is issued by the Company.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities, or (ii) the outstanding equity interests, are owned, directly or indirectly, by such Person.

“Substitute Member” means any Person admitted to the Company as a Member pursuant to Section 9.3.

“Surviving Entity” has the meaning set forth in Section 9.1(c).

“Target Balance” has the meaning set forth in Section 5.5.

“Tax Matters Member” has the meaning set forth in Section 5.2(d).

“Transaction” has the meaning set forth in Section 9.1(b).

“Transfer” has the meaning set forth in Section 9.2(a).

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.

“Unit” means a Common Unit, a Preferred Unit, an LTIP Unit, or any other fractional, undivided share of the Membership Interests that the Manager has authorized pursuant to this Agreement.  The Units of the Members shall be set forth on Exhibit A, as may be amended by the Manager from time to time.

“Unit Transaction” has the meaning set forth in Section 7.6(f).

“Unvested Incentive Units” has the meaning set forth in Section 4.3(e)(i).

“Valuation Date” means the date of receipt by the Manager of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

“Value” means, with respect to a share of Ashford Inc. Common Stock, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the Ashford Inc. Common Stock is listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the Ashford Inc. Common Stock is not listed or admitted to trading on any securities exchange or the NASDAQ National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Manager; or (iii) if the Ashford Inc. Common Stock is not listed or admitted to trading on any securities exchange or the NASDAQ National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Manager, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the Ashford Inc. Common Stock shall be determined by the Manager acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. If the Ashford Inc. Common Stock Amount includes rights that a holder of Ashford Inc. Common Stock would be entitled to receive, and the Manager acting in good faith determines that the value of such rights is not reflected in the Value of the Ashford Inc. Common Stock determined as aforesaid, then the Value of such rights shall be determined by the Manager acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Vested LTIP Units” has the meaning set forth in Section 4.3(e)(i).

“Vesting Agreement” means each or any, as the context implies, LTIP Unit Award Agreement entered into by a LTIP Unitholder upon acceptance of an award of LTIP Units under the Plan (as such agreement may be amended, modified or supplemented from time to time).

ARTICLE II
COMPANY CONTINUATION; ADMISSION OF MEMBERS; NAME; PLACE OF BUSINESS AND REGISTERED AGENT

Section 2.1                        CONTINUATION. By this Agreement, the Members agree to continue the Company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.  Except as expressly provided in this Agreement, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.  The Membership Interest of each Member shall be personal property for all purposes.

Section 2.2                        CERTIFICATE OF FORMATION; OTHER FILINGS. The Manager shall prepare (or caused to be prepared), execute, acknowledge, record and file at the expense of the Company, a Certificate of Formation and all requisite fictitious name statements and notices in such places and jurisdictions as may be required by the Act or necessary to cause the Company to be treated as a limited liability company under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Company conducts business.

Section 2.3                        ADDITIONAL MEMBERS.  The Manager shall in timely fashion amend this Agreement and, if required by the Act, the Certificate of Formation filed for record to reflect the admission pursuant to the terms of this Agreement of a Person as a Member.

Section 2.4                        NAME, OFFICE AND REGISTERED AGENT. The name of the Company shall be Ashford Hospitality Holdings LLC.  The principal place of business of the Company shall be at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. The Manager may at any time change the location of such office, provided the Manager gives notice to the Members of any such change. The name and address of the Company’s statutory agent for service of process on the Company in Texas is Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.  The name and address of the Company’s statutory agent for service of process on the Company in Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

ARTICLE III
BUSINESS AND TERM OF COMPANY

Section 3.1                        BUSINESS. The purpose and nature of the business of the Company is to conduct any business that may lawfully be conducted by a limited liability company organized pursuant to the Act. To consummate the foregoing and to carry out the obligations of the Company in connection therewith or incidental thereto, the Manager shall have the authority, in accordance with and subject to the limitations set forth elsewhere in this Agreement, to make, enter into, perform and carry out any arrangements, contracts or agreements of every kind for any lawful purpose, without limit as to amount or otherwise, with any corporation, association, partnership, limited liability company, firm, trustee, syndicate, individual or any political or governmental division, subdivision or agency, domestic or foreign, and generally to make and perform agreements and contracts of every kind and description and to do any and all things necessary or incidental to the foregoing for the protection and enhancement of the assets of the Company.

Section 3.2                        TERM. The Company shall continue in perpetuity and shall have perpetual existence, unless earlier dissolved pursuant to law or the provisions of this Agreement.  The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation pursuant to the Act.

ARTICLE IV
CAPITAL CONTRIBUTIONS

Section 4.1                        MANAGER. The Manager, as manager, has not contributed, and shall not be required to contribute, cash or other assets to the capital of the Company.

Section 4.2                        MEMBERS. Ashford Inc.was the initial Member and continues to be a member of the Company and, except as provided in Section 4.8(b), the other Members are admitted to the Company as members of the Company as a result of the Merger effective as of the Effective Date.  The Members are deemed to have contributed as the Contributed Properties their respective membership interests in Ashford Hospitality Advisors LLC to the Company as identified on Exhibit A.  The Agreed Values of the Members’ proportionate interest in the Contributed Properties as of the date of contribution are set forth on Exhibit A.

Section 4.3                        ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL MEMBERSHIP INTERESTS. Except as provided in this Section 4.3 or in Section 4.4, the Members have and shall have no preemptive or other right or obligation to make any additional Capital Contributions or loans to the Company.  Ashford Inc. may contribute additional capital or property to the Company, from time to time, and receive additional Membership Interests in respect thereof, in the manner contemplated in this Section 4.3.

(a)                               ISSUANCES OF ADDITIONAL MEMBERSHIP INTERESTS.

(i)                                  GENERAL. The Manager is authorized to cause the Company to issue such additional Membership Interests in the form of Common Units and Preferred Units for any Company purpose at any time or from time to time, to the Members or to other Persons for such consideration and on such terms and conditions as shall be established by the Manager in its sole and absolute discretion, all without the approval of any of the Members.  Any additional Membership Interest issued as provided in the prior sentence may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Membership Interests, all as shall be determined by the Manager in its sole and absolute discretion and without the approval of any Member, subject to Delaware law, and all as may be set forth in an Exhibit to this Agreement, each of which Exhibit shall be incorporated into and become part of this Agreement upon adoption by the Manager, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests; (ii) the right of each such class or series of Membership Interests to share in Company distributions; (iii) the rights of each class or series of Membership Interests upon dissolution and liquidation of the Company and (iv) the right to vote; PROVIDED, HOWEVER, that no additional Membership Interests shall be issued to Ashford Inc. unless:

(ii)                              (1) (A) The additional Membership Interests are issued in connection with an issuance of Ashford Inc. Shares of or other interests in Ashford Inc., all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Membership Interests issued to Ashford Inc. by the Company in accordance with this Section 4.3 (but taking into account that Ashford Inc. is subject to income tax on its taxable income) and (B) Ashford Inc. shall make, directly or through one or more Affiliates, a Capital Contribution to the Company in an amount equal to the proceeds raised or other property received by Ashford Inc., directly or through one or more Affiliates, in connection with the issuance of such stock or other interests in Ashford Inc., (2) the additional Membership Interests are issued in exchange for property owned by Ashford Inc., with a fair market value, as determined by the Manager, in good faith, equal to the value of the Membership Interests or in connection with issuances by Ashford Inc. of Additional Securities pursuant to the Plan, or (3) the additional Membership Interests are issued to all Members in proportion to their respective Common Percentage Interests or Preferred Percentage Interests, as applicable.

Without limiting the foregoing, the Manager is expressly authorized to cause the Company to issue Common Units or Preferred Units for less than fair market value, so long as the Manager concludes in good faith that such issuance is in the best interests of Ashford Inc. and the Company.  There are no Preferred Membership Interests or Preferred Units outstanding on the Effective Date, but the Manager is authorized to cause the Company to issue Preferred Membership Interests or Preferred Units after the Effective Date.

(b)                              UPON ISSUANCE OF ADDITIONAL SECURITIES. After the Effective Date, Ashford Inc. shall not issue any Additional Securities other than to all holders of Ashford Inc. Shares, unless (A) the Manager shall cause the Company to issue to Ashford Inc. or its Affiliates, Membership Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities (but taking into account that Ashford Inc. is subject to income tax on its taxable income), and (B) Ashford Inc. contributes, directly or through one or more Affiliates, the proceeds or other property received from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities to the Company.  For the avoidance of doubt, Ashford Inc. may in any event issue Additional Securities pursuant to the Plan.

Without limiting the foregoing, Ashford Inc. may issue Additional Securities for less than fair market value, and as a result the Manager is expressly authorized to cause the Company to issue to Ashford Inc. or its Affiliates corresponding Membership Interests, so long as (x) Ashford Inc. concludes in good faith that such issuance is in the best interests of Ashford Inc. and the Company, and (y) Ashford Inc., directly or through one or more Affiliates, contributes all proceeds or other property received from such issuance to the Company. For example, if Ashford Inc. issues Ashford Inc. Common Stock for a cash purchase price and contributes, directly or through one or more Affiliates, all of the proceeds of such issuance to the Company as required under this Agreement, Ashford Inc. or its Affiliates shall be issued a number of additional Common Units equal to the product of (A) the number of shares of such Ashford Inc. Common Stock issued by Ashford Inc., the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(c)                               CERTAIN DEEMED CONTRIBUTIONS OF PROCEEDS OF ISSUANCE OF ASHFORD INC. SHARES. In connection with any and all issuances of Ashford Inc. Shares, Ashford Inc., directly or through one or more Affiliates, shall contribute all of the proceeds raised in connection with such issuance to the Company as Capital Contributions, PROVIDED THAT if the proceeds actually received and contributed by Ashford Inc. or its Affiliates are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then Ashford Inc., directly or through one or more Affiliates, shall be deemed to have made Capital Contributions to the Company in the aggregate amount of the gross proceeds of such issuance and the Company shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Units to Ashford Inc. or its Affiliates for such Capital Contributions pursuant to Section 4.3(a).

(d)                             LTIP UNITS.  The Manager may from time to time issue LTIP Units to Persons who provide services to the Company, for such consideration as the Manager may determine to be appropriate, and admit such Persons as Members.  The Capital Accounts of such LTIP Unitholders shall be credited with the amount of their respective Capital Contributions pursuant to Section 5.3.  Except to the extent a Capital Contribution is made with respect to an LTIP Unit, an LTIP Unit is intended to qualify as a “profits interest” in the Company.  Subject to the provisions of Sections 4.3(d) and 4.3(e) and the special provisions of Sections 5.5, 7.6 and 7.7, LTIP Units shall be treated as Common Units, with all of the rights, privileges and obligations attendant thereto.  For purposes of computing the Common Percentage Interests, holders of LTIP Units shall be treated as Common Unitholders and LTIP Units shall be treated as Common Units.  In particular, the Company shall comply with the following procedures:

(i)                                  If an Adjustment Event (as defined below) occurs, then the Manager shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units.  The following shall be “Adjustment Events”: (A) the Company makes a distribution on all outstanding Common Units in Units, (B) the Company subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of Units, or (C) the Company issues any Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units.  If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.  For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Units to Ashford Inc. in respect of a capital contribution to the Company of proceeds from the sale of securities by Ashford Inc.  If the Company takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the Manager such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Manager shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the Plan, in such manner and at such time as the Manager, in its sole discretion, may determine to be appropriate under the circumstances.  If an adjustment is made to the LTIP Units as provided in this Section 4.3 the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after filing of such certificate, the Company shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment; and

(ii)                              Subject to the provisions of Section 10.4, the LTIP Unitholders shall, in respect of each Distribution Payment Date, when, as and if authorized and declared by the Manager out of assets legally available for that purpose, be entitled to receive distributions in an amount per LTIP Unit equal to the distributions per Common Unit (the “Common Unit Distribution”), paid to holders of record on the same Record Date established by the Manager with respect to such Distribution Payment Date.  The term “Newly Issued Common Unit” shall be deemed to include LTIP Units issued during a Common Unit Distribution Period and Section 8.1(a) shall apply in full to LTIP Units.  During any Common Unit Distribution Period, so long as any LTIP Units are outstanding, except upon liquidation of the Company and as provided in the following sentence and Section 10.4, no distributions (whether in cash or in kind) shall be authorized, declared or paid on Common Units, unless equal distributions have been or contemporaneously are authorized, declared and paid on the LTIP Units for such Common Unit Distribution Period.

The LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up, provided upon liquidation the amount distributed with respect to a LTIP Unit shall be limited to the related Capital Account balance as provided by Section 10.4.  As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Units or Membership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units. Subject to the terms of any Vesting Agreement, a LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units pursuant to Article IX.

(e)                               TERMS OF LTIP UNITS.  LTIP Units shall be subject to the following special provisions:

(i)                                  VESTING AGREEMENTS.  LTIP Units may, in the sole discretion of the Manager, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement.  The terms of any Vesting Agreement may be modified by the Manager from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan, if applicable.  LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested Incentive Units.”

(ii)                              FORFEITURE.  Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in the right of the Company to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Company exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose.  Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Record Date prior to the effective date of the forfeiture.  In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the Target Balance contemplated by Section 5.5, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any, with such reduction being accomplished by an allocation of gross deductions or losses to the applicable LTIP Unitholder.

(iii)                          ALLOCATIONS.  LTIP Units shall generally be treated as Common Units for purposes of Article V, but LTIP Unitholders shall also be entitled to certain special allocations of gain under Section 5.5.

(iv)                          REDEMPTION.  The Redemption Right provided to Members under Section 7.3 shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in clause (vi) below and Section 7.6.

(v)                              LEGEND.  Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any Vesting Agreement, apply to the LTIP Unit.

(vi)                          CONVERSION TO COMMON UNITS.  Vested LTIP Units are eligible to be converted into Common Units under Section 7.6.

(vii)                      VOTING.  LTIP Units have the voting rights provided in Section 7.7.

(viii)                  ISSUANCE.  An LTIP Unit shall be considered issued to an LTIP Unitholder upon the later to occur of: (i) execution of a counterpart signature page to this Agreement, unless such Person is already a Member, (ii) execution by such LTIP Unitholder and the Company of a Vesting Agreement with respect to such LTIP Unit, if applicable, and (iii) payment to the Company of the Capital Contribution, if any, provided for in the related Vesting Agreement.

Section 4.4                        ADDITIONAL FUNDING. If the Manager determines that it is in the best interests of the Company to provide for additional Company funds (“Additional Funds”) for any Company purpose, the Manager may (i) cause the Company to obtain such funds from outside borrowings, or (ii) elect to have the Manager provide such Additional Funds to the Company through loans or otherwise.

Section 4.5                        INTEREST. No interest shall be paid on the Capital Contribution of any Member.

Section 4.6                        RETURN OF CAPITAL. Except as expressly provided in this Agreement, no Member shall be entitled to demand or receive the return of its Capital Contribution.

Section 4.7                        PERCENTAGE INTEREST.  If the number of outstanding Common Units increases or decreases during a taxable year, the Manager shall adjust each holder’s Common Percentage Interest, as reflected on Exhibit A, to a percentage equal to the number of Common Units held by such Member divided by the aggregate number of outstanding Common Units.

Section 4.8                        ADMISSIONS

(a)                               Any Person issued Units pursuant to this Article IV shall, to the extent not already a Member, be admitted to the Company as a Member upon its execution of a counterpart or amendment to this Agreement

(b)                              Notwithstanding the foregoing provisions of Section 4.8(a), any member of Ashford Hospitality Advisors LLC on the Effective Date who is issued Common Units in the Company pursuant to the Merger shall be admitted to the Company as a Member and be bound by the terms of this Agreement effective simultaneously with the effectiveness of the Merger without any written execution of a counterpart or amendment to this Agreement; provided, however, that if such Person objects to being admitted as a Member in writing to the Manager within 10 days of being notified by the Manager of the Merger, such Person such shall be deemed to be an assignee and shall be treated as if such Person were an assignee in accordance with Section 9.4 for all purposes of this Agreement and the Act.

ARTICLE V
PROFITS, LOSSES AND ACCOUNTING

Section 5.1                        ALLOCATION OF PROFITS AND LOSSES. Except as otherwise provided in this Agreement or in Exhibit B, profits earned and losses incurred by the Company shall be allocated among the Members as follows:

(a)                               Profits for each year shall be allocated among the Members, and shall be credited to the respective Capital Accounts of the Members, in the following order and priority:

(i)                                  First, items of gross income to the holders of Preferred Units in the amount necessary so that the cumulative amount of gross income allocated to holders of Preferred Units pursuant to this Section 5.1(a)(i) is equal to the cumulative amount of distributions of Preferred Return (as defined, for each series of Preferred Units, in the exhibit, if any, to this Agreement setting forth the terms of such Preferred Units) distributed to holders of Preferred Units;

(ii)                              Second, to the Members to the extent of losses, in the proportions and in the reverse order in which losses were allocated to them pursuant to Section 5.1(b), until the cumulative amounts allocated to each Member pursuant to this Section 5.1(a)(ii) are equal to the cumulative losses so allocated to such Member;

(iii)                          Third, any remaining profits shall be allocated to the holders of Common Units in accordance with their Common Percentage Interests.

(b)                              Losses for each year shall be allocated among the Members, and shall be debited to the respective Capital Accounts of the Members, in the following order and priority:

(i)                                  First, to the holders of Common Units pro rata in accordance with, and to the extent of, the positive balances in their Adjusted Capital Account Balances (as defined in Exhibit B) attributable to Common Units;

(ii)                              Second, to the holders of Preferred Units pro rata in accordance with, and to the extent of, the positive balances in their Adjusted Capital Account Balances (as defined in Exhibit B) attributable to Preferred Units; and

(iii)                          Thereafter, any remaining losses will be allocated to the holders of Common Units in accordance with their Common Percentage Interests.

(c)                               If the Company issues additional Units pursuant to the provisions of this Agreement, the Manager is authorized to make revisions to this Section 5.1 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Units, including, without limitation, making preferential allocations to certain classes of Units.  For purposes of determining the profits and losses or any other items allocable to any period, profits and losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

(d)                             Notwithstanding the provisions of Section 5.1(a) and Section 5.1(b), upon liquidation of the Company or upon redemption of any redeemable Preferred Units, items of gross income or items of deduction or loss shall be allocated to the holders of the Preferred Units or the Common Units, such that the Capital Accounts attributable to the Preferred Units equal, after all allocations of profit and loss are completed, the amount to be distributed to the Preferred Units.

Section 5.2                        ACCOUNTING.

(a)                               The books of the Company shall be kept on the accrual basis and in accordance with generally accepted accounting principles consistently applied.

(b)                              The fiscal year of the Company shall be the calendar year.

(c)                               The terms “profits” and “losses,” as used in this Agreement, means all items of income, gain, expense or loss as determined utilizing federal income tax accounting principles and shall also include each Member’s share of income described in Section 705(a)(1)(B) of the Code, any expenditures described in Section 705(a)(2)(B) of the Code, any expenditures described in Section 709(a) of the Code which are not deducted or amortized in accordance with Section 709(b) of the Code, losses not deductible pursuant to Sections 267(a) and 707(b) of the Code and adjustments made pursuant to Exhibit B.

(d)                             For any taxable year during which the new partnership audit rules (which are set forth in Subchapter C of Chapter 63 of Subtitle F of the Code (Sections 6221 through 6241 of the Code as amended by the Bipartisan Budget Act of 2015) that are generally effective for tax years beginning after December 31, 2017) are not in effect, Ashford Inc. shall be the “tax matters partner” (Tax Matters Member”) of the Company within the meaning of Section 6231(a)(7) of the Code.  As Tax Matters Member, Ashford Inc. shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the tax matters partner.  Ashford Inc. shall have the right to retain professional assistance in respect of any audit of the Company by the IRS, and all out-of-pocket expenses and fees incurred by Ashford Inc. on behalf of the Company as Tax Matters Member shall constitute Operating Expenses of the Company.  If Ashford Inc. receives notice of a final partnership adjustment under Section

6223(a)(2) of the Code, Ashford Inc. shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to each Member on the date such petition is filed, or (ii) mail a written notice to each Member, within such period, that describes Ashford Inc.’s reasons for determining not to file such a petition.  For any taxable year during which the new partnership audit rules are in effect, the Manager (or such other Person as may be designated by the Manager from time to time) shall be the “partnership representative” as that term is defined in Section 6223(a) of the Code, as added by the Bipartisan Budget Act of 2015 (the “Company Representative”), and each Member shall take all actions necessary to cause such Person to be so designated in accordance with any procedures prescribed therefor. The Company Representative shall inform each Member of all significant matters that may come to his, her or its attention in his, her or its capacity as Company Representative by giving notice thereof after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications he, she or it may receive in that capacity. Any Person who is designated as Company Representative shall not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of Members whose aggregate Common Percentage Interests exceed 50%, and may not in any case take any action left to the determination of an individual Member under Sections 6222 through 6231 of the Code.

(e)                               Except as specifically provided in this Agreement, all elections required or permitted to be made by the Company under the Code shall be made by the Manager in its sole discretion.

(f)                                Any Member shall have the right to a private audit of the books and records of the Company, provided such audit is made at the expense of the Member desiring it, and it is made during normal business hours.

(g)                              The Members agree that the Company shall be authorized and directed to make the Safe Harbor Election and the Company and each Member (including any person to whom a Membership Interest is transferred in connection with the performance of services) agrees to comply with all requirements of the Safe Harbor with respect to all Membership Interests transferred in connection with the performance of services while the Safe Harbor Election remains effective.  Ashford Inc., as the Tax Matters Member, shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election.

Section 5.3                        MEMBERS’ CAPITAL ACCOUNTS.

(a)                               There shall be maintained a Capital Account for each Member in accordance with this Section 5.3 and the principles set forth in Exhibit B. The amount of cash and the Agreed Value of property contributed to the Company by each Member, net of liabilities assumed by the Company or securing property contributed by such Member, shall be credited to its Capital Account, and from time to time, but not less often than annually, the share of each Member in profits, losses and Carrying Value of distributions (net of liabilities secured by the distributed property that such Member is considered to assume or take subject to) shall be credited or debited to its Capital Account. The determination of Members’ Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and applicable Treasury Regulations thereunder and Exhibit B.

(b)                              Except as otherwise specifically provided in this Agreement, as required by the Act or other law, or in a deficit restoration obligation agreement or in a guarantee of a Company liability signed by a Member, no Member shall be required to make any further contribution to the capital of the Company to restore a loss, to discharge any liability of the Company or for any other purpose, nor shall any Member personally be liable for any liabilities of the Company or of the Manager. All Members waive their right of contribution which they may have against other Members in respect of any payments made by them under any guarantee of Company debt.

(c)                               Immediately following the transfer of any Membership Interest, the Capital Account of the transferee Member attributable to the transferred interest shall be equal to the Capital Account of the transferor Member attributable to the transferred interest.

(d)                             For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable Treasury Regulations thereunder as more fully described in Exhibit B.

(e)                               The provisions of the Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.  If the Manager shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members) are computed in order to comply with such Treasury Regulations, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person upon the dissolution of the Company.  The Manager also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make appropriate modifications if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Sections 1.704-1(b) or 1.704-2.

Section 5.4                        SECTION 754 ELECTIONS. The Manager shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s assets for (i) all Transfers of Membership Interests, and (ii) any distribution of Company property as described in Section 734 of the Code, if such election would benefit any Member or the Company.

Section 5.5                        SPECIAL ALLOCATION OF GAIN TO LTIP UNITHOLDERS.  Notwithstanding the provisions of Section 5.1 above, but subject to the prior allocation of income, gain, deduction and loss under the terms of the Agreement in respect of any class of Membership Interests ranking senior to the LTIP Units with respect to return of capital or any preferential or priority return, any gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including but not limited to, gain realized in connection with an adjustment to the Carrying Value of Company assets under Section 704(b) of the Code, shall first be allocated to the LTIP Unitholders until the Economic Capital Account Balances of such Members, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units.  For this purpose, the “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances, plus the amount of their shares of any Member Minimum Gain or Company Minimum Gain, in each case to the extent attributable to their ownership of LTIP Units.  For clarification, each Member will have only one Capital Account as to all Membership Interests it owns, but solely for determining the Economic Capital Account Balance of LTIP Units of an LTIP Unitholder its Capital Account will be separately computed for each group of LTIP Units having the same issue date.  Similarly, the “Common Unit Economic Balance” means (i) the Capital Account Balance of Ashford Inc., plus the amount of Ashford Inc.’s share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to Ashford Inc.’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations under Article V through the date on which any allocation is made under this Section 5.5, divided by (ii) the number of Ashford Inc.’s Common Units (with respect to each holder, the “Target Balance”).  Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 5.5, provided, however, that no amounts will be allocated with respect to any particular LTIP Unit (each, an “Ineligible Unit”) until all special allocations pursuant to Part A of Exhibit B with respect to such LTIP Unit have been reversed to the extent required by paragraph 10 of Part A of Exhibit B.  If, notwithstanding the foregoing, not all LTIP Units (including Ineligible Units) are fully booked up, an LTIP Unitholder may determine how gains shall be allocated among such LTIP Unitholder’s LTIP Units (other than Ineligible Units); provided, however, if such LTIP Unitholder does not make such a determination, gains shall generally be allocated so that the Economic Capital Account Balance of the maximum amount of Vested LTIP Units held by such LTIP Unitholder is equal to the Common Unit Economic Balance on a per LTIP Unit basis; provided, further, that such gains may only be allocated to LTIP Units that are held by such LTIP Unitholder on the date of the allocation under this Section 5.5.  The parties agree that the intent of this Section 5.5 is to make the Capital Account balances of the LTIP Unitholders with respect to their LTIP Units economically equivalent to the Capital Account balance of Ashford Inc. (on a per-Unit basis) with respect to its Common Units.

ARTICLE VI
POWERS, DUTIES, LIABILITIES, COMPENSATION
AND VOTING OF THE MANAGER

Section 6.1                        POWERS OF MANAGER. The Manager’s discretion and authority are subject to the limitations imposed by law and by the Manager’s Certificate of Incorporation. Subject to the foregoing and to other limitations imposed by this Agreement, the Manager shall have full, complete and exclusive discretion to manage and control the business and affairs of the Company and make all decisions affecting the business and assets of the Company. Without limiting the generality of the foregoing (but subject to the restrictions specifically contained in this Agreement), the Manager shall have the power and authority to take the following actions on its own behalf in its capacity as Manager or on behalf of the Company:

(a)                               to acquire, purchase, own, manage, operate, lease and dispose of any real property and any other property or assets that the Manager determines are necessary or appropriate or in the best interests of conducting the business of the Company;

(b)                              to construct buildings and make other improvements (including renovations) on or to the properties owned or leased by the Company;

(c)                               to borrow money for the Company, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation of or to the Company, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Company’s assets;

(d)                             to pay, either directly or by reimbursement, for all Operating Expenses to third parties or to the Manager (as set forth in this Agreement);

(e)                               to lease all or any portion of any of the Company’s assets, whether or not the terms of such leases extend beyond the termination date of the Company and whether or not any portion of the Company’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the Manager may determine;

(f)                                to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Company, on such terms and in such manner as the Manager may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Members, the Company, or the Company’s assets;

(g)                              to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Company’s assets or any other aspect of the Company business;

(h)                              to make or revoke any election permitted or required of the Company by any taxing authority;

(i)                                  to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Company, for the conservation of Company assets, or for any other purpose convenient or beneficial to the Company, in such amounts and such types as the Manager shall determine from time to time;

(j)                                  to determine whether or not to apply any insurance proceeds for any Property to the restoration of such Property or to distribute the same;

(k)                              to retain providers of services of any kind or nature in connection with the Company business and to pay therefor such reasonable remuneration as the Manager may deem proper;

(l)                                  to negotiate and conclude agreements on behalf of the Company with respect to any of the rights, powers and authority conferred upon the Manager, including, without limitation, management agreements as to the Company, management agreements of other Persons by the Company as manager, franchise agreements, and agreements with operators of Company property;

(m)                          to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Company;

(n)                              to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, the Company’s Subsidiaries and any other Person in which it has an equity interest from time to time);

(o)                              to distribute Company cash or other Company assets in accordance with this Agreement;

(p)                              to establish Company reserves for working capital, capital expenditures, contingent liabilities or any other valid Company purpose;

(q)                              to authorize, issue, sell, redeem or otherwise purchase any Membership Interests or any securities (including secured and unsecured debt obligations of the Company, debt obligations of the Company convertible into any class or series of Membership Interests, or options, rights, warrants or appreciation rights relating to any Membership Interests) of the Company;

(r)                                 subject to the provisions of Section 9.1, to merge, consolidate or combine the Company with or into another Person (to the extent permitted by applicable law);

(s)                                to do any and all acts and things necessary or prudent to ensure that the Company will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code;

(t)                                 to issue additional Membership Interests pursuant to Section 4.3;

(u)                              to pay cash to redeem Units held by a Member in connection with a Member’s exercise of its Redemption Right under Section 7.3 or in connection with a redemption of any Preferred Unit;

(v)                              to amend and restate Exhibit A to reflect accurately at all times the Capital Contributions, Common Percentage Interests and Preferred Percentage Interests of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Units, the admission of any Additional Member or any Substitute Member or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A otherwise is authorized by this Agreement;

(w)                          to take whatever action the Manager deems appropriate to maintain the economic equivalency of a Common Unit and a share of Ashford Inc. Common Stock (subject in each case to the effect of the Conversion Factor and to the effect of income taxation of Ashford Inc.’s taxable income) and a Preferred Unit of a series and a share of Ashford Inc. Preferred Stock of the corresponding series, respectively (subject in each case to the effect of the Conversion Factor and to the effect of income taxation of Ashford Inc.’s taxable income); and

(x)                              to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the Manager deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Company and to possess and enjoy all of the rights and powers of a manager as provided by the Act.

Each of the Members agrees that the Manager is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Members (except as provided in the last sentence of Section 6.10, Section 7.7 or Article XI), notwithstanding any other provisions of the Act or any applicable law, rule or regulation to the fullest extent permitted under the Act or other applicable law, rule or regulation.  The execution, delivery or performance by the Manager or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Manager of any duty that the Manager may owe the Company or the Members or any other persons under this Agreement or of any duty stated or implied by law or equity.

Except as otherwise provided in this Agreement, to the extent the duties of the Manager require expenditures of funds to be paid to third parties, the Manager shall not have any obligations under this Agreement except to the extent that Company funds are reasonably available to it for the performance of such duties, and nothing in this Agreement contained shall be deemed to authorize or require the Manager, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Company.

Section 6.2                        DELEGATION OF AUTHORITY. The Manager may delegate, including by appointment of officers of the Company, any or all of its powers, rights and obligations under this Agreement, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Company, which Person may, under supervision of the Manager, perform any acts or services for the Company as the Manager may approve.

Section 6.3                        DUTIES OF MANAGER.

(a)                               The Manager, subject to the limitations contained elsewhere in this Agreement, shall manage or cause to be managed the affairs of the Company in a prudent and businesslike manner and shall devote sufficient time and effort to the Company affairs.

(b)                              In carrying out its obligations, the Manager shall:

(i)                                  Render annual reports to all Members with respect to the operations of the Company;

(ii)                              Mail to all persons who were Members at any time during the Company’s prior fiscal year an annual report of the Company, including all necessary tax information, and any other information regarding the Company and its operations during the prior fiscal year deemed by the Manager to be material;

(iii)                          Maintain complete and accurate records of all business conducted by the Company and complete and accurate books of account (containing such information as shall be necessary to record allocations and distributions), and make such books of account available for inspection and audit by any Member (at the sole expense of such Member) to the extent provided in Section 7.1(b); and

(iv)                          Cause to be filed such certificates and do such other acts as may be required by law to qualify and maintain the Company as a limited liability company under the laws of the State of Delaware.

(c)                               The Manager shall take such actions as it deems necessary to maintain the economic equivalency of a Common Unit and a share of Ashford Inc. Common Stock (subject in each case to the effect of the Conversion Factor and to the effect of income taxation of Ashford Inc.’s taxable income) and a Preferred Unit of a series and a share of Ashford Inc. Preferred Stock of the corresponding series, respectively, required by this Agreement (subject in each case to the effect of the Conversion Factor and to the effect of income taxation of Ashford Inc.’s taxable income).  The Members acknowledge that Ashford Inc. is taxable on its distributive share of the Company’s taxable income for federal, state and local income tax purposes as a C corporation.

Section 6.4                        LIABILITIES OF MANAGER; INDEMNIFICATION.

(a)                               The Manager shall not be liable for the return of all or any part of the Capital Contributions of the Members. Any returns shall be made solely from the assets of the Company according to the terms of this Agreement.

(b)                              Notwithstanding anything to the contrary set forth in this Agreement, none of the Manager or Ashford Inc. nor any of their officers, directors, agents or employees shall be liable or accountable in damages or otherwise to the Company, any Members or any assignees who are bound by this Agreement, or any of their successors or assigns, for any losses sustained, liabilities incurred or benefits not derived, as a result of errors in judgment or mistakes of fact or law or any act or omission if the Manager, Ashford Inc., or such officers, directors, agents or employees acted in good faith.  The Manager shall not be responsible for any misconduct or negligence on the part on any agent appointed by it in good faith pursuant to Section 6.2.  The Members expressly acknowledge that the Manager is acting on behalf of the Company, the Manager, and Ashford Inc.’s stockholders collectively, and that the Manager is under no obligation to consider the separate interests of the Members (including, without limitation, the tax consequences to Members or their assignees) in deciding whether to cause the Company to take (or decline to take) any actions. In the event of a conflict between the interests of the stockholders of Ashford Inc. on one hand and the Members on the other, the Manager shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of Ashford Inc. or the Members; provided, however, that, notwithstanding any duty otherwise existing at law or in equity, to the fullest extent permitted by law, for so long as Ashford Inc. owns a controlling interest, directly or indirectly, in the Company, any such conflict that cannot be resolved in a manner not adverse to either the stockholders of Ashford Inc. or the Members shall be resolved in favor of the stockholders of Ashford Inc. Subject to the implied contractual covenant of good faith and fair dealing, the Manager shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Members in connection with such decisions, provided that the Manager has acted in good faith.

(c)                               The Company shall indemnify each Indemnitee to the fullest extent permitted by law and save and hold it harmless from and against, and in respect of, any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that this indemnification shall not apply if: (A) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (B) the Indemnitee actually received an improper personal benefit in money, property or services; or (C) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.4(c). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.4(c). Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Manager and any Indemnitee.

(d)                             The Company shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 6.4 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(e)                               The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(f)                                The Company may purchase and maintain insurance on behalf of the Indemnitees, and such other Persons as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(g)                              For purposes of this Section 6.4, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Company also imposes duties on, or otherwise involves services by, the Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.4; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

(h)                              In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(i)                                  An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(j)                                  Any amendment, modification or repeal of this Section 6.4 or any provision of this Section 6.4 shall be prospective only and shall not in any way affect the limitations on the Manager’s liability to the Company and the Members under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.  The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

Section 6.5                        COMPENSATION OF MANAGER; REIMBURSEMENT. The Manager, as such, shall not receive any compensation for services rendered to the Company. Notwithstanding the preceding sentence, the Manager shall be entitled, in accordance with the provisions of Section 6.7 below, to pay reasonable compensation to its Affiliates and other entities in which it may be associated for services performed.  The Manager shall be reimbursed on a monthly basis, or such other basis as the Manager may determine in its sole and absolute discretion, for all Ashford Inc. Expenses.

Section 6.6                        RELIANCE ON ACT OF MANAGER. No financial institution or any other person, firm or corporation dealing with the Manager or the Company shall be required to ascertain whether the Manager is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the assurance of and the execution of any instrument or instruments by the Manager.

Section 6.7                        OUTSIDE SERVICES; DEALINGS WITH AFFILIATES; OUTSIDE ACTIVITIES.

(a)                               Notwithstanding any provision of this Article VI to the contrary, the Manager may employ such agents, accountants, attorneys and others as it shall deem advisable, including its directors, officers, members, and its Affiliates and entities with which the Manager, any Member or their respective Affiliates may be associated, Ashford Inc.’s directors, officers and stockholders, and may pay them reasonable compensation from Company funds for services performed, which compensation shall be reasonably believed by the Manager to be comparable to and competitive with fees charged by unrelated Persons who render comparable services which could reasonably be made available to the Company. The Manager shall not be liable for the neglect, omission or wrongdoing of any such Person so long as it appointed such Person in good faith.

(b)                              The Company may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment Company funds on terms and conditions established in the sole and absolute discretion of the Manager. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)                               The Company may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(d)                             Except as expressly permitted by this Agreement, no Member nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Company.

(e)                               Subject to the Certificate of Incorporation and any agreements entered into by Ashford Inc. or its Affiliates with the Company or a Subsidiary, any officer, director, employee, agent, trustee, or Affiliate of Ashford Inc. shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities substantially similar or identical to those of the Company. Neither the Company nor any of the Members shall have any rights by virtue of this Agreement in any business ventures of such person.

(f)                                If Ashford Inc. repurchases any shares of Ashford Inc. Common Stock, then the Manager shall cause the Company to purchase from Ashford Inc. a number of Common Units determined based on the application of the Conversion Factor on the same terms as those on which Ashford Inc. repurchased such shares of Ashford Inc. Common Stock.

Section 6.8                        ADDITIONAL LOANS TO THE COMPANY.  If additional funds are required by the Company for any purpose relating to the business of the Company or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Company may borrow such funds as are needed from time to time from any Person (including, without limitation, the Manager or any Affiliate of the Manager; provided, however, that the terms of any loan from the Manager or any Affiliate of the Manager shall be substantially equivalent to the terms that could be obtained from a third party on an arm’s-length basis) on such terms as the Manager and such other Person may agree.

Section 6.9                        CONTRIBUTION OF ASSETS. Ashford Inc., directly or through one or more of its Affiliates, shall contribute to the capital of the Company from time to time each asset it owns from time to time during the existence of the Company, but it is not required to so contribute:

(a)                               its direct or indirect interest in any entity in a chain of entities of which Ashford Inc. is the sole beneficial owner, so long as all of the assets or other ownership interests in the entity in that chain furthest removed from Ashford Inc. are contributed directly or indirectly to the Company; or

(b)                              any equity interest in any entity of which Ashford Inc. is the sole beneficial owner that is created or used solely by Ashford Inc. in connection with any borrowing transaction in whole or in part for the benefit of the Company.

Section 6.10                RESIGNATION OR TERMINATION OF MANAGER.  Ashford Inc. shall not, by any means, resign as, cease to be or be replaced as Manager except in compliance with this Section 6.10.  No termination or replacement of Ashford Inc. as Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of Ashford Inc., its successor (if applicable) and any new Manager and the rights of all Members under this Agreement and applicable law remain in full force and effect.  No appointment of a Person other than Ashford Inc. (or its successor, as applicable) as Manager shall be effective unless Ashford Inc. (or its successor, as applicable) and the new Manager (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against Ashford Inc. (or its successor, as applicable) and the new Manager (as applicable), to cause (a) Ashford Inc. to comply with all Ashford Inc.’s obligations under this Agreement other than those that must necessarily be taken in its capacity as Manager and (b) the new Manager to comply with all the Manager’s obligations under this Agreement.  Ashford Inc. may appoint a new Person as Manager, subject to the provisions of this Section 6.10.  If Ashford Inc. ceases to be the Manager and fails to appoint a new manager, then notwithstanding Section 7.1(a) nor Section 7.2(a), Members holding more than fifty percent (50%) of the Common Percentage Interests of all Members shall promptly appoint a new Person as Manager.

ARTICLE VII
RIGHTS, PROHIBITIONS AND REPRESENTATIONS
WITH RESPECT TO MEMBERS

Section 7.1                        RIGHTS OF MEMBERS.

(a)                               The Company may engage the Members or persons or firms associated with them for specific purposes and may otherwise deal with such Members on terms and for compensation to be agreed upon by any such Member and the Company; provided, however, that no Member shall be entitled to participate in the management or control of the business of the Company, in its capacity as a Member, except as provided with respect to the Tax Matters Member or Company Representative in Section 5.2(d).

(b)                              Each Member shall be entitled to have the Company books kept at the principal place of business of the Company and at all times, during reasonable business hours and at such Member’s sole expense, upon written demand shall be entitled to inspect and copy any of them for any purpose reasonably related to the Member’s interest as a Member and demand in writing true and full information of all things affecting the Company and a formal accounting of Company affairs whenever circumstances render it just and reasonable and reasonably related to the Member’s interest as a Member; provided, however, that any such demand shall state the purpose of such demand; and provided, further, for such period of time as the Manager determines in its sole and absolute discretion to be reasonable, the Manager may keep confidential from the Members any information that (i) the Manager believes to be in the nature of trade secrets or other information the disclosure of which the Manager in good faith believes is not in the best interest of the Company or could damage the Company or its business or (ii) the Company or the Manager is required by law or by agreements with unaffiliated third parties to keep confidential; provided, further, that as long as Ashford Inc. or its Affiliate is a Member in the Company, the Company and the Manager shall timely provide such information as Ashford Inc. reasonably requests such that Ashford Inc., Ashford Hospitality Trust, Inc., Ashford Hospitality Prime, Inc. and any other entity to which Ashford Inc. provides management services, may prepare all of its tax returns and prepare its financial statements and filings with the applicable government authorities and laws.

(c)                               No Member shall be liable for any debts, liabilities, contracts or obligations of the Company solely as a result of being a member of the Company.  A Member shall be liable to the Company only to make payments of its Capital Contribution, if any, and any other payments provided for in this Agreement, as and when due under this Agreement or pursuant to any separate deficit restoration agreement executed by the Member for benefit of the Company. After its Capital Contribution is fully paid, no Member shall, except as otherwise required by the Act or pursuant to any separate deficit restoration agreement executed by the Member for the benefit of the Company, be required to make any further Capital Contributions or other payments or lend any funds to the Company.

Section 7.2                        PROHIBITIONS WITH RESPECT TO THE MEMBERS. No Member shall have the right:

(a)                               To take part in the control or management of the Company business, to transact business for or on behalf of the Company or to sign for or to bind the Company, such powers being vested solely in the Manager as set forth in this Agreement except as provided with respect to the Tax Matters Member in Section 5.2(d);

(b)                              To have such Member’s Capital Contributions repaid except to the extent provided in this Agreement;

(c)                               To require partition of Company property or to compel any sale or appraisement of Company assets or sale of a deceased Member’s interests in any Company property or Company assets, notwithstanding any provisions of law to the contrary; or

(d)                             To sell or assign all or any portion of such Member’s Membership Interest in the Company or to constitute the vendee or assignee thereunder a Substitute Member, except as provided in Article IX.

Section 7.3                        REDEMPTION RIGHT.

(a)                               Subject to Section 7.3(b) and Section 7.3(c), and the provisions of any agreements between the Company and one or more Members, each Member other than Ashford Inc., shall have the right (the “Redemption Right”) to require the Company to redeem on a Specified Redemption Date all or a portion of the Common Units held by such Member (the “Redeeming Member”) at a redemption price per Common Unit equal to and in the form of the Cash Amount to be paid by the Company on the Specified Redemption Date. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the Manager) by the Redeeming Member. A Member may not exercise the Redemption Right for less than one thousand (1,000) Common Units or, if such Member holds less than one thousand (1,000) Common Units, all of the Common Units held by such Member.  Neither the Redeeming Member nor any permitted or purported assignee of any Member shall have any right, with respect to any Common Units so redeemed, to receive any distributions paid after the Specified Redemption Date except as provided in Section 7.3(b). Each Redeeming Member agrees to provide such representations and related indemnities regarding good and unencumbered title, and to execute such documents, as the Manager may reasonably require in connection with any redemption.

(b)                              The provisions of Section 7.3(b) may be applied by the Manager, if the Manager is Ashford Inc. or Ashford Inc. otherwise agrees.  Notwithstanding the provisions of Section 7.3(a), if a Member elects to exercise the Redemption Right, the Manager at the direction of Ashford Inc., directly or indirectly through one or more Affiliates, may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Member either (i) the Cash Amount, as provided for in Section 7.3(a), or (ii) the Ashford Inc. Common Stock Amount, as elected by the Manager, as directed by Ashford Inc. (in its sole and absolute discretion) on the Specified Redemption Date, provided that if the Manager has not affirmatively notified the Redeeming Member on or before one Business Day before the Specified Redemption Date that either the Company, the Manager or its Affiliates will pay the Cash Amount then the Manager shall be deemed to have elected, directly or through one or more Affiliates, to pay the Ashford Inc. Common Stock Amount to the Redeeming Member on the Specified Redemption Date, and Ashford Inc. agrees that it will provide such Ashford Inc. Common Stock on the Specified

Redemption Date, subject to the other provisions of this Section 7.3.  On any such election of the Manager to assume and satisfy a Redemption Right, Ashford Inc., directly or indirectly through one or more of its Affiliates, shall acquire the Common Units offered for redemption by the Redeeming Member and shall be treated for all purposes of this Agreement as the owner of such Common Units. Unless the Manager, as directed by Ashford Inc. (in its sole and absolute discretion) shall exercise its right to assume and satisfy the Redemption Right, or unless the Manager has been deemed to assume the Redemption Right as provided in this Section 7.3(b), neither the Manager nor Ashford Inc. itself shall have any obligation to the Redeeming Member or to the Company with respect to the Redeeming Member’s exercise of the Redemption Right. If the Manager shall exercise its right, or shall be deemed to have elected, to satisfy the Redemption Right in the manner described in this Section 7.3(b), except as provided in the following paragraph, the Company shall have no obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member’s exercise of the Redemption Right, and each of the Redeeming Member, the Company, and Ashford Inc. shall treat the transaction between Ashford Inc. and the Redeeming Member for federal income tax purposes as a sale of the Redeeming Member’s Common Units to Ashford Inc. or its Affiliates; provided that if the Redeeming Member is redeeming all of its Common Units, the Company shall redeem any fractional Common Unit (constituting less than one Common Unit) owned by the Redeeming Member by paying the Cash Amount with respect to such fractional Common Unit to such Redeeming Member.  Each Redeeming Member agrees to provide such representations and related indemnities regarding good title, and to execute such documents, as Ashford Inc. may reasonably require in connection with the issuance of Ashford Inc. Common Stock upon exercise of the Redemption Right. If the Redemption Right is satisfied by the delivery of Ashford Inc. Common Stock, the Redeeming Member shall be deemed to become a holder of Ashford Inc. Common Stock as of the close of business on the Specified Redemption Date or on such later date permitted by this Section 7.3(b) that Ashford Inc. delivers Ashford Inc. Common Stock, as the case may be.

Notwithstanding anything to the contrary in Section 7.3(a) or this Section 7.3(b), and in addition to the right of Ashford Inc. to deliver Ashford Inc. Common Stock in satisfaction of the Redemption Right, as provided above, should the Manager, elect, or be deemed to elect, to satisfy a Redemption Right by paying the Redeeming Member the Ashford Inc. Common Stock Amount, and it is necessary to obtain Ashford Inc. stockholder approval in order for it to issue sufficient Ashford Inc. Common Stock to satisfy such Redemption Right in full, then Ashford Inc. shall have one hundred twenty (120) days beyond the Specified Redemption Date in which to obtain such stockholder approval and to pay the Ashford Inc. Common Stock Amount, and the redemption date shall be required to occur by ten (10) days after stockholder approval of the issuance of the Ashford Inc. Common Stock has been obtained, if it is obtained.  If such stockholder approval is not obtained within one hundred and thirty (130) days after such Common Units are presented for redemption or the stockholders have voted against the issuance of the Ashford Inc. Common Stock and payment of the

Ashford Inc. Common Stock, the Company will distribute to the Redeeming Member any distributions pursuant to Section 8.1 that were not made after the Specified Redemption Date with respect to the Common Units redeemed because of the provisions of Section 7.3(a), the Company shall pay to the Redeeming Member the Cash Amount no later than the earlier of (i) ten (10) days after stockholders have voted against the issuance of the Ashford Inc. Common Stock, or (ii) one hundred and thirty (130) days after such Common Units are presented for redemption, together with interest on such Cash Amount from the Specified Redemption Date to the date of payment at the rate equal to the lesser of (i) Ashford Inc.’s annual dividend rate on Ashford Inc. Common Stock for the twelve (12) month period prior to the Valuation Date and based upon the Cash Amount for Common Units redeemed, or (ii) eight percent (8%).

(c)                               Notwithstanding the provisions of Section 7.3(a) and Section 7.3(b), a Member shall not be entitled to receive Ashford Inc. Common Stock if the delivery of Ashford Inc. Common Stock to such Member on the Specified Redemption Date (or such later date permitted by Section 7.3(b), as applicable) by Ashford Inc. pursuant to Section 7.3(b) would be prohibited under the Articles of Incorporation of Ashford Inc., as amended or restated from time to time.  Without limiting the effect of the preceding sentence, no Person shall be permitted to receive Ashford Inc. Common Stock if as a result of, and after giving effect to, such exercise any Person would Beneficially Own (as defined in the Articles of Incorporation of Ashford Inc., as amended or restated from time to time) more than 9.8% of the total number of issued of shares of outstanding Ashford Inc. Common Stock, unless waived by the board of directors of Ashford Inc. in its sole discretion.  To the extent any attempted redemption for Ashford Inc. Common Stock would be a violation of this Section 7.3(c), it shall, to the fullest extent permitted by law, be null and void ab initio. The Cash Amount shall be paid in such instances, in accordance with the terms set forth in Section 7.3(a) or Section 7.3(b).

(d)                             Each Member covenants and agrees with the Manager and the Company that all Common Units delivered for redemption shall be delivered to the Company, Ashford Inc. or its Affiliates, as the case may be, free and clear of all liens and, notwithstanding anything contained in this Agreement to the contrary, neither the Manager, Ashford Inc. (nor any of its Affiliates) nor the Company shall be under any obligation to acquire Common Units which are or may be subject to any liens. Each Member further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Units to the Company or Ashford Inc., such Member shall assume and pay such transfer tax.

(e)                               Ashford Inc. Common Stock issued pursuant to Section 7.3(b) may contain such legends regarding restrictions on transfer as Ashford Inc. in good faith determines to be necessary or advisable in order to comply with restrictions on transfer under the Securities Act and applicable state securities laws.

Section 7.4                        BASIS ANALYSIS. Upon the request of any Member but subject to the Manager’s agreement, which may be withheld in the Manager’s sole discretion, the Manager may, prior to the end of each calendar year, beginning in 2017, cause accountants to prepare and provide to the Members a study analyzing each refinancing, reduction (other than scheduled periodic amortization of principal) of debt or other event that occurred during that year that reduced the amount of any nonrecourse liabilities of the Company that a Member may include in the tax basis of its Membership Interests.

Section 7.5                        MEMBER GUARANTEES.  Upon the request of the Manager, or upon a Member’s own election but subject to the Manager’s agreement, which may be withheld in the Manager’s sole discretion, a Member (the “Initiating Member”) from time to time, may, but shall not be required to, guarantee or otherwise provide credit support for Company indebtedness or a deficit restoration obligation as such Member may elect. All Members are entitled to notice of any such guarantee or credit support, and shall have the right to provide guarantees or credit support on the same terms and conditions as the Initiating Member does, and all Members interested in providing such guarantee or credit support shall cooperate with the Manager and each other in considering any guarantee or credit support proposal, and the Manager will cooperate in permitting or obtaining any consents for such guarantees or credit support.

Section 7.6                        CONVERSION OF LTIP UNITS.

(a)                               An LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units; provided, however, that a holder may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder.  LTIP Unitholders shall not have the right to convert Unvested Incentive Units into Common Units until they become Vested LTIP Units; provided, however, that when a LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested Incentive Units to become Vested LTIP Units, such LTIP Unitholder may give the Company a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Company subject to such condition.  The Manager shall have the right at any time to cause a conversion of Vested LTIP Units into Common Units. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 7.6.

(b)                              A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Sections 4.3(d), 4.3(e) and 5.5.  Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such LTIP Unitholder, to the extent attributable to its ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).

In order to exercise his or her Conversion Right, a LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form of Exhibit D (with a copy to the Manager) not less than 3 Business Days nor more than 10 Business Days prior to a date for conversion (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the Manager has not given to the LTIP Unitholders notice of a proposed or upcoming Unit Transaction (as defined below) at least thirty (30) days prior to the effective date of such Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the Manager of a Unit Transaction or (y) the third Business Day immediately preceding the effective date of such Unit Transaction.  A Conversion Notice shall be provided in the manner provided in Section 14.5.  Each LTIP Unitholder covenants and agrees with the Company that all Vested LTIP Units to be converted pursuant to this Section 7.6 shall be free and clear of all liens.  Notwithstanding anything in this Agreement to the contrary, a holder of LTIP Units may deliver a Redemption Notice pursuant to Section 7.3 relating to those Common Units that will be issued to such holder upon conversion of such LTIP Units into Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Company shall in no event take place until on or after the Conversion Date.  For clarity, it is noted that the objective of this paragraph is to put a LTIP Unitholder in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Company simultaneously with such conversion, with the further consequence that, if the Manager elects to assume the Company’s redemption obligation with respect to such Common Units under Section 7.3(b) by delivering to such holder shares of Ashford Inc. Common Stock rather than cash, then such holder can have such shares of Ashford Inc. Common Stock issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units.  The Manager shall cooperate with a LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.

(c)                               The Company, at any time at the election of the Manager, may cause any number of Vested LTIP Units held by a LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Sections 4.3(d), 4.3(e) and 5.5; provided, however, that the Company may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 7.6(b).  In order to exercise its right of Forced Conversion, the Company shall deliver a notice (a “Forced Conversion Notice”) in the form of Exhibit E to the applicable LTIP Unitholder not less than 10 nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice.  A Forced Conversion Notice shall be provided in the manner provided in Section 14.5.

(d)                             A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Company has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Common Units issuable upon such conversion.  After the conversion of LTIP Units as aforesaid, the Company shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the Manager certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion.  The assignee of any Member pursuant to Article IX may exercise the rights of such Member pursuant to this Section 7.6 and such Member shall be bound by the exercise of such rights by the assignee.

(e)                               For purposes of making future allocations under Section 5.5 and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(f)                                If the Company or Ashford Inc. shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Company’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to in this Agreement as a “Unit Transaction”), then the Manager may, immediately prior to the Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Unit Transaction or that would occur in connection with the Unit Transaction if the assets of the Company were sold at the Unit Transaction price or, if applicable, at a value determined by the Manager in good faith using the value attributed to the Units in the context of the Unit Transaction (in which case the Conversion Date shall be the effective date of the Unit Transaction).

In anticipation of such Forced Conversion and the consummation of the Unit Transaction, the Company shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Unit Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Unit Transaction by a holder of the same number of Common Units, assuming such holder of Common Units is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person.  If holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Unit Transaction, prior to such Unit Transaction the Manager shall give written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the Manager, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Unit Transaction.  If a LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Common Unit would receive if such Common Unit holder failed to make such an election.

Subject to the rights of the Company, the Manager and Ashford Inc., under any Vesting Agreement and the Plan, the Company shall use commercially reasonable effort to cause the terms of any Unit Transaction to be consistent with the provisions of this Section 7.6(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Common Units in connection with the Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

Section 7.7                        VOTING RIGHTS OF LTIP UNITS.  LTIP Unitholders shall (a) have those voting rights required from time to time by applicable law, if any, (b) have the same voting rights as a holder of Common Units, with the LTIP Units voting as a single class with the Common Units and having one vote per LTIP Unit; and (c) have the additional voting rights that are expressly set forth below.  So long as any LTIP Units remain outstanding, the Company shall not, without the affirmative vote of the holders of at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Common Units; but subject, in any event, to the following provisions:

(a)                               With respect to any Unit Transaction, so long as the LTIP Units are treated in accordance with Section 7.6(f), the consummation of such Unit

Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(b)                              Any creation or issuance of any Units or of any class or series of Membership Interest including without limitation additional Common Units, LTIP Units or Preferred Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Common Units.

ARTICLE VIII
DISTRIBUTIONS AND PAYMENTS TO MEMBERS

Section 8.1                        DISTRIBUTIONS OF CASH FLOW.

(a)                               The Manager shall cause the Company to distribute on a quarterly basis such portion of the Cash Flow of the Company as the Manager shall determine in its sole discretion.  Except as provided in Section 10.4, such distributions shall be made to the Members who are Members on the applicable Record Date as follows:

first, to the holders of the Preferred Units, an amount equal to the unpaid portion of the Preferred Return due to the holders of the Preferred Units on the applicable Record Date, as determined pursuant to the applicable exhibit to this Agreement setting forth the terms of such Preferred Units;

second, to all Members who are Members on the applicable Record Date and who beneficially own Common Units, in accordance with their respective Common Percentage Interests;

provided, however, if for any Common Unit Distribution Period, a Newly Issued Common Unit is outstanding on the Record Date for such period, there shall not be distributed in respect of such Newly Issued Common Unit the amount (the “Full Distribution Amount”) that would otherwise be distributed in respect of such Unit in accordance with its respective Common Percentage Interest, but rather, the Manager shall cause to be distributed with respect to each such Newly Issued Common Unit an amount equal to the Full Distribution Amount multiplied by a fraction, the numerator of which equals the number of days such Newly Issued

Common Unit has been outstanding during the Common Unit Distribution Period and the denominator of which equals the total number of days in such Common Unit Distribution Period.

Any Cash Flow not distributed to the holders of Units by operation of this provision shall be retained by the Company and applied toward future distributions or payment of Company expenses.

(b)                              In no event may a Member receive a distribution of Cash Flow with respect to a Unit if such Member is entitled to receive a dividend out of Ashford Inc.’s share of such Cash Flow with respect to an Ashford Inc. Share for which all or part of such Unit has been exchanged.

(c)                               If the Company issues additional Units pursuant to the provisions of this Agreement, the Manager is authorized to make such revisions to this Article VIII as it determines are necessary or desirable to reflect the issuance of such additional Units, including without limitation, making preferential distributions to certain classes of Units.

Section 8.2                        NO RIGHT TO DISTRIBUTIONS IN KIND. No Member shall be entitled to demand property other than cash in connection with any distribution by the Company.  A Member may be compelled to accept a distribution in kind of any asset from the Company, whether or not pro rata as to each asset so distributed.

Section 8.3                        WITHDRAWALS. No Member shall be entitled to make withdrawals from its Capital Account, or withdraw as a Member, except as expressly provided in this Agreement.

Section 8.4                        AMOUNTS WITHHELD.

(a)                               Notwithstanding any other provision of this Agreement, the Manager is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code.  To the extent that the Company is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Member or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Member equals or exceeds the amount required to be withheld by the Company, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Member, or (ii) if the actual amount to be distributed to the Member is less than the amount required to be withheld by the Company, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Company Loan”) from the Company to the Member on the day the Company pays over such amount to a taxing authority.  A Company Loan shall be repaid through withholding by the Company with respect to subsequent distributions to the applicable Member or assignee.  If a Member (a “Defaulting Member”) fails to pay any amount owed to the Company with respect to the Company Loan within fifteen (15) days after demand for payment thereof is made by the Company on the Member, the Manager, in its sole and absolute discretion, may elect to make the payment to the Company on behalf of such Defaulting Member.  In such event, on the date of payment, the Manager shall be deemed to have extended a loan (a “Manager Loan”) to the Defaulting Member in the amount of the payment made by the Manager and shall succeed to all rights and remedies of the Company against the Defaulting Member as to that amount.  Without limitation, the Manager shall have the right to receive any distributions that otherwise would be made by the Company to the Defaulting Member until such time as the Manager Loan has been paid in full, and any such distributions so received by the Manager shall be treated as having been received by the Defaulting Member and immediately paid to the Manager.

Any amounts treated as a Company Loan or a Manager Loan pursuant to this Section 8.4(a) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Company or the Manager, as applicable, is deemed to extend the loan until such loan is repaid in full.

(b)                              All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 8.4(a) with respect to any allocation, payment or distribution to any Member shall be treated as amounts paid or distributed to such Member pursuant to Section 8.1 for all purposes under this Agreement.

(c)                               Notwithstanding any other provision of this Agreement, the Company, and the Manager on behalf of the Company, shall not make any distribution or other payment to a Member in respect of its Membership Interest to the extent that such distribution would violate the Act or other applicable law.

ARTICLE IX
TRANSFERS OF INTERESTS

Section 9.1                        ASHFORD INC.

(a)                               Other than to an Affiliate of Ashford Inc., Ashford Inc. may not transfer any of its Membership Interest or withdraw as a Member except (i) Ashford Inc. may grant a security interest in or pledge its Membership Interest in the Company to secure debt for borrowed money, or any guaranty thereof, now existing or subsequently incurred, (ii) as provided in Section 9.1(b) or (iii) in connection with a transaction described in Section 9.1(c).

(b)                              Except as otherwise provided in Section 6.7 or Section 9.1(c), Ashford Inc. or its Subsidiaries shall not engage in any merger, consolidation or other combination with or into another Person or in any sale of all or substantially all of its assets, or any reclassification, or recapitalization or change of outstanding Ashford Inc. Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Conversion Factor”) (each of the foregoing being referred to as a “Transaction”), unless the Transaction also includes a merger of the Company or sale of substantially all of the assets of the Company or other transaction as a result of which all Members will receive for each Common Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one share of Ashford Inc. Common Stock in consideration of one share of Ashford Inc. Common Stock as a result of the Transaction; provided, however, that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding shares of Ashford Inc. Common Stock, the holders of Common Units shall receive the greatest amount of cash, securities or other property which a Member would have received had it exercised the Redemption Right and Ashford Inc. had exercised its election to satisfy the Redemption Right by the issuance of Ashford Inc. Common Stock immediately prior to the expiration of such purchase, tender or exchange offer.

(c)                               Notwithstanding Section 9.1(b), Ashford Inc. or its Subsidiaries may merge into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving Entity”), other than Units held by Ashford Inc. or its Subsidiaries, are contributed to the Company as a Capital Contribution in exchange for Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Entity in good faith and (ii) the Surviving Entity or one of its Subsidiaries expressly agrees to assume all obligations of Ashford Inc. under this Agreement. Upon such contribution and assumption, the Surviving Entity shall have the right and duty to amend this Agreement as set forth in this Section 9.1(c). The Surviving Entity shall in good faith arrive at a new method for the calculation of the Cash Amount and Conversion Factor for a Common Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of Ashford Inc. Shares or options, warrants or other rights relating thereto, and which a holder of Common Units could have acquired had such Common Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The above provisions of this Section 9.1(c) shall similarly apply to successive mergers or consolidations permitted under this Agreement.

Section 9.2                        RESTRICTIONS ON TRANSFER OF MEMBERSHIP INTERESTS.

(a)                               Except as otherwise provided in this Article IX, no Member may offer, sell, assign, hypothecate, pledge or otherwise transfer its Membership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) or withdraw or retire from the Company, without the written consent of the Manager, which consent may be withheld in the sole and absolute discretion of the Manager. The Manager may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Company in connection therewith.  In no event may a Member have any rights to distributions pursuant to Act §18-604 without Manager’s approval.

(b)                              No Member may effect a Transfer of its Membership Interest if, (i) in the opinion of legal counsel for the Company, such proposed Transfer would require the registration of the Membership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or “Blue Sky” law (including investment suitability standards) or (ii) the assignee is not an Accredited Investor within the meaning of Rule 501 of the Securities Act of 1933, as amended.

(c)                               No Transfer by a Member of its Units may be made to any Person if (i) the Manager determines that the Transfer would create a risk that the Company would be treated as an association taxable as a corporation or (ii) such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code.

(d)                             Subject to the other provisions of this Section 9.2, Section 9.2(a) shall not prevent any donative Transfer by an individual Member to his immediate family members or any trust in which the individual or his immediate family members own, collectively, one hundred percent (100%) of the beneficial interests, provided that the transferor assumes all costs of the Company in connection therewith and any such transferee shall not have the rights of a Substitute Member (unless and until admitted as a Substitute Member pursuant to this Section 9.2 and Section 9.3 of this Agreement).

(e)                               Any Transfer in contravention of any of the provisions of this Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Company.  Except as required by operation of law Transfers of Membership Interests and Units shall be made on the books of the Company only upon receipt of proper transfer instructions from the registered holder of the Membership Interests and Units and upon compliance with the other provisions of this Article IX.

Section 9.3                        ADMISSION OF SUBSTITUTE MEMBER.

(a)                               Subject to the other provisions of this Article IX (including, without limitation, the provisions of Section 9.2(a) regarding consent of the Manager), an assignee of the Membership Interest of a Member (including, without limitation, any purchaser, transferee, donee, or other recipient of any disposition of such Membership Interest) shall be deemed admitted as a Member of the Company only upon the satisfactory completion of the following:

(i)                                  the assignee has obtained the prior written consent of the Manager as to its admission as a Substitute Member, which consent may be given or denied in the exercise of the Manager’s sole and absolute discretion;

(ii)                              the assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof and such other documents or instruments as the Manager may require in order to effect the admission of such Person as a Member;

(iii)                          the assignee shall have delivered a letter containing the representation and warranty set forth in Section 9.9 and the agreement set forth in Section 9.9;

(iv)                          if the assignee is a corporation, limited liability company, partnership or trust, the assignee shall have provided the Manager with evidence satisfactory to counsel for the Company of the assignee’s authority to become a Member under the terms and provisions of this Agreement;

(v)                              the assignee shall have executed a power of attorney containing the terms and provisions set forth in Article XII; and

(vi)                          the assignee shall have paid all reasonable legal fees of the Company and the Manager and all filing and publication costs incurred in connection with its substitution as a Member.

(b)                              For the purpose of allocating profits and losses and distributing cash received by the Company, a Substitute Member shall be treated as having become, and appearing in the records of the Company as of the later of the date specified in the transfer documents, or the date on which the Manager has received all necessary instruments of transfer and substitution.

(c)                               The Manager shall as promptly as practicable take all action required to effectuate the admission of the Person seeking to become a Substitute Member, including preparing the documentation required by this Section 9.3 and making all official filings and publications.

Section 9.4                        RIGHTS OF ASSIGNEES OF MEMBERSHIP INTERESTS.

(a)                               Subject to the provisions of Sections 9.2 and 9.3, except as required by operation of law, the Company shall not be obligated for any purposes whatsoever to recognize the assignment by any Member of his Membership Interest until the Company has received notice thereof. If the Manager, in its sole and absolute discretion, does not consent (subject to Section 9.2(a), Section 9.3(a)(i))to the admission of any transferee of any Membership Interest as a Substitute Member in connection with a Transfer permitted by Section 9.2, such transferee shall be considered an assignee for the purposes of this Agreement.  An assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions attributable to the Units assigned, but such assignee shall not be entitled to effect a consent or vote on any matter presented to the Members for approval or, except as waived by the Manager, effect a Redemption Right with respect to such Units (such right to consent or vote or effect a Redemption Right, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member).

(b)                              Any Person who is the assignee of all or any portion of a Member’s Membership Interest, but does not become a Substitute Member and desires to make a further assignment of such Membership Interest, shall be notified that such Membership Interest is subject to Article IX, and, to the fullest extent permitted by applicable law, shall be subject to all of the provisions of this Article IX to the same extent and in the same manner as any Member desiring to make an assignment of its Membership Interest.

Section 9.5                        EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A MEMBER.  The occurrence of an Event of Bankruptcy as to a Member, the death of a Member or a final adjudication that a Member is incompetent (which term shall include, but not be limited to, insanity) shall not, in and of itself, cause the dissolution of the Company, and the business of the Company shall continue. If an order for relief in a bankruptcy proceeding is entered against an individual Member, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Member for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Member possessed to assign all or any part of his Membership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Member.

Section 9.6                        JOINT OWNERSHIP OF INTERESTS. A Membership Interest may be acquired by two (2) individuals as joint tenants with right of survivorship (but not as tenants in common), provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Membership Interest shall be required to constitute the action of the owners of such Membership Interest; provided, however, that the written consent of only one (1) joint owner will be required if the Company has been provided with evidence satisfactory to counsel for the Company that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one (1) owner of a Membership Interest held in a joint tenancy with a right of survivorship, the Membership Interest shall become owned solely by the survivor as a Member and not as an assignee. The Company need not recognize the death of one (1) of the owners of a jointly held Membership Interest until it shall have received notice of such death. Upon notice to the Manager from either owner that the tenancy satisfying the first sentence of this Section 9.6 has been destroyed, the Manager shall cause the Membership Interest to be divided into two (2) equal Membership Interests, which shall thereafter be owned separately by each of the former owners.

Section 9.7                        TRANSFEREES. Any Membership Interests owned by the Members and transferred pursuant to this Article IX shall be and remain subject to all of the provisions of this Agreement.

Section 9.8                        ABSOLUTE RESTRICTION. Notwithstanding any provision of this Agreement to the contrary (except Section 9.2(a)), unless waived in writing by the Manager, the sale or exchange of any interest in the Company will not be permitted if the interest sought to be sold or exchanged, when added to the total of all other interests sold or exchanged within the period of twelve (12) consecutive months ending with the proposed date of the sale or exchange, would result in the termination of the Company under Section 708 of the Code, if such termination would materially and adversely affect the Company or any Member.

Section 9.9                        INVESTMENT REPRESENTATION. Each Member represents and warrants to the Manager and to the Company that the acquisition of his Membership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Membership Interest. Each Member agrees that he will not sell, assign or otherwise transfer his Membership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not similarly represent and warrant and similarly agree not to sell, assign or transfer such Membership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

ARTICLE X
TERMINATION OF THE COMPANY

Section 10.1                TERMINATION. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):

(a)                               The sale of all or substantially all of the assets of the Company;

(b)                              The determination of the Manager to dissolve, wind up, and liquidate the Company; and

(c)                               At any time there are no members of the Company, unless the Company is continued pursuant to the Act.

The Members agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that, to the fullest extent permitted by law, no Member shall seek a dissolution of the Company, under Section §18-802 of the Act or otherwise, other than based on the matters set forth in Section 10.1(a), (b) and (c) above.  If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members agree, to the fullest extent permitted by law, to continue the business of the Company without a winding up or liquidation.  In the event of a dissolution pursuant to Section 10.1(b) or Section 10.1(c), the relative economic rights of each class of Units immediately before such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.4 following such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more Members and subject to compliance with applicable laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above, the Manager (or its trustee, receiver, successor or legal representative) shall proceed with the winding up of the Company, and its assets shall be applied and distributed as provided in the remainder of this Article X.

Section 10.2                PAYMENT OF DEBTS. Upon a winding up of the Company, the assets shall first be applied to the satisfaction of the creditors of the Company (other than Members who are creditors in light of any loans or advances that may have been made by Members to the Company), including the expenses of liquidation, whether by payment or the making of reasonable provision for payment thereof. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Manager to minimize any losses resulting from liquidation.

Section 10.3                DEBTS TO MEMBERS. After the application of Section 10.2, the remaining assets shall next be applied to the repayment of any loans made by any Member to the Company.

Section 10.4                REMAINING DISTRIBUTION.

(a)                               After the application of Section 10.3, the remaining assets shall then be distributed first, to the holders of the Preferred Units, if any, as provided in the applicable exhibit, if any, to this Agreement setting forth the terms of such Preferred Units, and second, to the holders of the Common Units in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Company taxable year during which the liquidation occurs.

(b)                              If the Company is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to Section 10.4(a) in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations, except as provided in Section 10.4(c).  In the discretion of the Manager, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to Section 10.4(a) may be:

(i)                                  distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company.  The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Manager, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 10.4(a); or

(ii)                              in furtherance of satisfaction of the Company’s creditors pursuant to Section 10.2, withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members pursuant to this Section 10.4 as soon as practicable.

(c)                               Notwithstanding any other provisions of this Article X, if the Company is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations but no Liquidating Event pursuant to Section 10.1 has occurred, the Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.  Instead, solely for federal income tax purposes, the Company shall be deemed to have contributed all its Property and liabilities to a new partnership in exchange for an interest in such new partnership and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new partnership to the Members.

Section 10.5                RESERVE. Notwithstanding the provisions of Sections 10.3 and 10.4, the Manager may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Company in furtherance of satisfaction of the Company’s creditors pursuant to Section 10.2, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article X.

Section 10.6                FINAL ACCOUNTING. Each of the Members shall be furnished with a statement examined by the Company’s independent accountants, which shall set forth the assets and liabilities of the Company as of the date of the complete liquidation. Upon the compliance by the Manager with the foregoing distribution plan, the Members shall cease to be such, and the Manager shall execute and cause to be filed a certificate of cancellation of the Certificate of Formation of the Company and any and all other documents necessary with respect to termination and cancellation of the Company.

ARTICLE XI
AMENDMENTS

Section 11.1                AUTHORITY TO AMEND.

(a)                               This Agreement may be amended by Ashford Inc. without the approval of any other Member if such amendment (i) is solely for the purpose of clarification or is of an inconsequential nature and (ii) does not change the substance of this Agreement and the Company has obtained an opinion of counsel to that effect.

(b)                              This Agreement may be amended by Ashford Inc. without the approval of any other Member if such amendment is to reflect the admission, substitution or withdrawal of Members; to reflect the issuance of additional Membership Interests or to amend the calculation of the Cash Amount and the Conversion Factor pursuant to a transaction described in Section 9.1(c).  For avoidance of doubt, Manager may amend Exhibit A without the approval of any Member as provided by Section 6.1(v).

(c)                               This Agreement may be amended by Ashford Inc. without the approval of any other Member if such amendment is, in the opinion of counsel for the Company, necessary or appropriate to any federal or state securities laws or regulations. Any amendment made pursuant to this Section 11.1(c) may be made effective as of the date of this Agreement.

(d)                             Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement or other act which would (i) impose on the Members any obligation to make additional Capital Contributions to the Company, (ii) except as provided in Section 11.1(b), change the method of allocation of profit and loss as provided in Article V or the distribution provisions of Articles VIII and X, (iii) seek to impose personal liability on a Member without that Member’s written consent, or (iv) affect the operation of the Conversion Factor of the Redemption Right shall require the consent and approval of Members holding more than sixty-six and two-thirds percent (66 2/3%) of the Common Percentage Interests of the Members.

(e)                               Except as otherwise specifically provided in this Section 11.1, amendments to this Agreement shall require the approval of the Manager and Members holding more than fifty percent (50%) of the Common Percentage Interests of the Members.

Section 11.2                NOTICE OF AMENDMENTS. A copy of any amendment to be approved by the Members pursuant to Sections 11.1(d) or 11.1(e) shall be mailed in advance to such Members. Members shall be notified as to the substance of any amendment pursuant to Sections 11.1(a), (b) or (c), and upon request shall be furnished a copy thereof.

Section 11.3                IMPLEMENTATION OF AMENDMENT. Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Member, (i) any amendment, restatement, modification or waiver of this Agreement may be implemented and reflected in a writing executed solely by the Manager, and (ii) each of the Members and any other party to or bound by this

Agreement shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.

ARTICLE XII
POWER OF ATTORNEY

Section 12.1                POWER. Each of the Members irrevocably constitutes and appoints the Manager as such Member’s true and lawful attorney in such Member’s name, place and stead to make, execute, swear to, acknowledge, deliver and file:

(a)                               Any certificates or other instruments which may be required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction in which the Manager shall deem it advisable to file;

(b)                              Any documents, certificates or other instruments, including, but not limited to, (i) any and all amendments and modifications of this Agreement or of the instruments described in Section 12.1(a) which may be required or deemed desirable by the Manager to effectuate the provisions of any part of this Agreement, (ii) all instruments relating to the admission, withdrawal, removal or substitution of any Member, and (iii) by way of extension and not limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Company; and

(c)                               All documents, certificates or other instruments that may be required to effectuate the dissolution and termination of the Company, to the extent such dissolution and termination is authorized by this Agreement. The power of attorney granted by this Agreement shall not constitute a waiver of, or be used to avoid, the rights of the Members to approve certain amendments to this Agreement pursuant to Sections 11.1(d) and 11.1(e) or be used in any other manner inconsistent with the status of the Company as a limited liability company or inconsistent with the provisions of this Agreement. Each such Member agrees to be bound by any representation made by the Manager, acting in good faith pursuant to such power of attorney; and each such Member waives any and all defenses which may be available to contest, negate or disaffirm the action of the Manager taken in good faith under such power of attorney.

Section 12.2                SURVIVAL OF POWER. It is expressly intended by each of the Members that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, incompetence, dissolution, liquidation or adjudication of insanity or bankruptcy or insolvency of each such Member. The foregoing power of attorney shall survive the delivery of an assignment by any of the Members of such Member’s entire interest in the Company, except that where an assignee of such entire interest has become a Substitute Member, then the foregoing power of attorney of the assignor Member shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

ARTICLE XIII
CONSENTS, APPROVALS, VOTING AND MEETINGS

Section 13.1                METHOD OF GIVING CONSENT OR APPROVAL. Any consent or approval required by this Agreement may be given as follows:

(a)                               by a written consent given by the consenting Member and received by the Manager at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by:

(i)                                  Notice to the Manager of such nullification by the consenting Member prior to the doing of any act or thing, the doing of which is not subject to approval at a meeting called pursuant to Section 13.2, or

(ii)                              Notice to the Manager of such nullification by the consenting Member prior to the time of any meeting called pursuant to Section 13.2 to consider the doing of such act or thing, or

(iii)                          The negative vote by such consenting Member at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing;

(b)                              by the affirmative vote by the consenting Member for the doing of the act or thing for which the consent is solicited at any meeting called pursuant to Section 13.2 to consider the doing of such act or thing; or

(c)                               by the failure of the Member to respond or object to a request from the Manager for such Member’s consent within thirty (30) days from its receipt of such request (or such shorter period of time as the Manager may indicate in such request in order to ensure that the Manager has sufficient time to respond, if required, to any third party with respect to the subject matter of such request).

Section 13.2                MEETINGS OF MEMBERS. Any matter requiring the consent or vote of all or any of the Members may be considered at a meeting of the Members held not less than five (5) nor more than sixty (60) days after notice thereof shall have been given by the Manager to all Members. Such notice (i) may be given by the Manager, in its discretion, at any time, or (ii) shall be given by the Manager within fifteen (15) days after receipt from Members holding more than fifty percent (50%) of the Common Percentage Interests of the Members of a request for such meeting.

Section 13.3                OPINION. Except for consents obtained pursuant to Sections 13.1 or 13.2, no Member shall exercise any consent or voting rights unless either (a) at the time of the giving of consent or casting of any vote by the Members under this Agreement, counsel for the Company or counsel employed by the Members shall have delivered to the Company an opinion satisfactory to the Members to the effect that such conduct (i) is permitted by the Act, (ii) will not impose personal liability on a Member without that Member’s consent, and (iii) will not adversely affect the classification of the

Company as a partnership for federal income tax purposes, or (b) irrespective of the delivery or non-delivery of such opinion of counsel, Members holding more than seventy-five percent (75%) of the Common Percentage Interests of the Members determine to exercise their consent or voting rights.

Section 13.4                SUBMISSIONS TO MEMBERS. The Manager shall give the Members notice of any proposal or other matter required by any provision of this Agreement, or by law, to be submitted for consideration and approval of the Members. Such notice shall include any information required by the relevant provision or by law.

ARTICLE XIV
MISCELLANEOUS

Section 14.1                GOVERNING LAW. The Company and this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 14.2                AGREEMENT FOR FURTHER EXECUTION. At any time or times upon the request of the Manager, the Members agree to sign, swear to, acknowledge and deliver all further documents and certificates required by the laws of Delaware, or any other jurisdiction in which the Company does, or proposes to do, business, or which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act. This Section 14.2 shall not prejudice or affect the rights of the Members to approve certain amendments to this Agreement pursuant to Sections 11.1(d) and 11.1(e).

Section 14.3                ENTIRE AGREEMENT. This Agreement (including the exhibits following the signature pages to this Agreement and which exhibits are a part of this Agreement) contain the entire understanding among the parties to this Agreement and supersede any prior understandings or agreements among them respecting the within subject matter.  There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties to this Agreement relating to the subject matter of this Agreement which are not fully expressed in this Agreement; provided that an LTIP Unit may be subject to a Vesting Agreement and a Member may enter into a deficit restoration obligation agreement.

Section 14.4                SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

Section 14.5                NOTICES. Notices to Members or to the Company shall be deemed to have been given when personally delivered or mailed, by prepaid registered or certified mail, addressed as set forth in Exhibit A, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

Section 14.6                TITLES AND CAPTIONS. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

Section 14.7                COUNTERPARTS. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

Section 14.8                TERMS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.  Any reference to the Code or other statutes or laws include all amendments, modifications or replacements of the specific sections and provisions concerned.  Unless otherwise specified, all references to “Section”, “Article” or “Exhibit” contained in this Agreement refer to sections, articles or exhibits of this Agreement.  Unless the context of this Agreement clearly requires otherwise, the use of the word “including” is not limiting and the use of the word “or” has the inclusive meaning of both “or” and “and.”

Section 14.9                SURVIVAL OF RIGHTS. Subject to the provisions of this Agreement limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Members and the Company and their respective legal representatives, successors, transferees and assigns.

IN WITNESS WHEREOF, Ashford Inc. as owner of more than 80 percent of the Common Percentage Interests and Ashford Inc., as Manager, have hereunto set their hands as of the day and year first above written.

MEMBER:

ASHFORD INC.
a Maryland corporation

By:	/s/ David A. Brooks
David A. Brooks, Chief Operating Officer and
General Counsel

MANAGER:

ASHFORD INC.,
a Maryland corporation

By:	/s/ David A. Brooks
David A. Brooks, Chief Operating Officer and
General Counsel

EXHIBIT A

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Exhibit A

EXHIBIT B

FEDERAL INCOME TAX MATTERS

For purposes of interpreting and implementing Article V of the Agreement, the following rules shall apply and shall be treated as part of the terms of the Agreement:

A.        SPECIAL ALLOCATION PROVISIONS.

1.         To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Membership Interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company if Section 1.704-1(b)(2)(iv)(m)(2) of the Treasury Regulations applies, or to the Company to whom such distribution was made if Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations applies.

2.         If a Member transfers any part or all of its Membership Interest or if Common Percentage Interests or Preferred Percentage Interests vary during a taxable year of the Company, the Manager, in its sole and absolute discretion, shall determine which method authorized under the Code (including Section 706 of the Code) and the Treasury Regulations shall be used to allocate the distributive shares.

3.         To the extent required by law, income, gain, loss and deduction attributable to property contributed to the Company by a Member shall be shared among the Members so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704(c) of the Code and the applicable Treasury Regulations thereunder as more fully described in Part B. Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method for accounting for Book-Tax Differences for contributions of property so that a contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with contributed property.  The Company shall account for Book-Tax Differences using a method specifically approved in the Treasury Regulations, such as the traditional method.  An allocation of remaining built-in gain under Section 704(c) will be made when Section 704(c) property is sold.

4.         If the Company is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Member (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Member.

5.         To the extent any payments in the nature of fees made to a Member or reimbursements of expenses to any Member are finally determined by the Internal Revenue Service to be distributions to a Member for federal income tax purposes, there will be a gross income allocation to such Member in the amount of such distribution.

Exhibit B – Page 1

6.         (a) Notwithstanding any provision of the Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2(f)(2)-(5) of the Treasury Regulations, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This paragraph 6(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Treasury Regulations and for purposes of this paragraph 6(a) only, each Member’s Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Agreement with respect to such fiscal year and without regard to any net decrease in Member Minimum Gain during such fiscal year.

(b)        Notwithstanding any provision of the Agreement to the contrary, except paragraph 6(a) of this Exhibit B and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Treasury Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Member’s Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a).

7.         If any Members unexpectedly receive any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this paragraph 7 shall be made only if and to the extent that the Member would have a deficit balance in its Adjusted Capital Account Balance after all other allocations provided for Article V of the Agreement and this Exhibit B have been tentatively made as if this paragraph 7 were not in this Exhibit B.

Exhibit B – Page 2

8.         No loss shall be allocated to any Member to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Member continues to have a positive Adjusted Capital Account Balance; in such event, losses shall first be allocated to any Members with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero. Any excess shall be allocated to the Manager.

9.         If any Member has a deficit balance in its Adjusted Capital Account Balance at the end of any fiscal year or other period, such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this paragraph 9 shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account Balance after all other allocations provided in this Part A have been tentatively made as if paragraph 7 and this paragraph 9 were not in this Exhibit B.

10.       Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the profits, losses and all other items allocated to each such Member pursuant to Article V of the Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of Article V of the Agreement if such special allocations had not occurred.

11.       Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Members in the manner set forth in Section 5.1(b)(iii) of the Agreement.

12.       Any Member Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations.  If more than one Member bears the economic risk of loss (in accordance with Section 1.704-2(i) of the Treasury Regulations) with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such economic risk of loss.

13.       If the Company disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Company pursuant to Article X, then any profits or losses realized in connection with such transaction and thereafter (and, if necessary, constituent items of income, gain, loss and deduction) shall be specially allocated for such taxable year of the Company (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding taxable year of the Company) among the Members as required so as to cause liquidating distributions pursuant to Section 10.4(a) of the Agreement to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article VIII of the Agreement.

Exhibit B – Page 3

B.        CAPITAL ACCOUNT ADJUSTMENTS AND TAX ALLOCATIONS.

1.         For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

(a)        Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Company as if the adjusted basis of such property as of such date of disposition was equal in amount to the Carrying Value.

(b)        The computation of all items of income, gain, loss and deduction shall be made by the Company and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

(c)        In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing the Company’s taxable income or loss, there shall be taken into account Depreciation for a fiscal year or other period.

(d)       The Company shall be treated as owning directly its proportionate share (as determined by the Manager based upon the provisions of the applicable partnership or limited liability agreement of a Subsidiary of the Company) of all property owned by (i) a Subsidiary of the Company that is classified as a partnership for U.S. federal income tax purposes and (ii) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which the Company or a Subsidiary of the Company is, directly or indirectly, a partner, member or other equity holder.

2.         A transferee of a Membership Interest will succeed to the Capital Account relating to the Membership Interest transferred.

3.         Upon (i) an issuance of additional Membership Interests in exchange for more than a de minimis capital contribution to the Company, (ii) an issuance of additional Membership Interests (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity or by a new Member acting in a member capacity or in anticipation of being a Member, (iii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, or (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option or upon the conversion of a Preferred Unit into a Common Unit in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s), the Capital Accounts of all Members (and the Carrying Values of all Company properties) shall, immediately prior to such event, be adjusted (consistent with the provisions of this Exhibit B) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the

Exhibit B – Page 4

Members, at such time, pursuant to Article V of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Manager using such reasonable methods of valuation as it may adopt.  If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (3)(i) through (3)(iv), Manager shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).

4.         Immediately prior to the distribution of any Company property, the Capital Accounts of all Members shall be adjusted (consistent with the provisions of this Exhibit B and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to the Company property distributed (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Members, at such time, pursuant to Article V of the Agreement). In determining such unrealized gain or unrealized loss attributable to property, the fair market value of Company property distributed shall be determined by the Manager using such reasonable methods of valuation as it may adopt.

5.         In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property shall, solely for tax purposes, and not for Capital Account purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Carrying Value.  The Manager shall make any elections or other decisions relating to such allocations.

6.         If the Carrying Value of any Company asset is adjusted as described in paragraph 3 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis for federal income tax purposes of such asset and its Carrying Value immediately after such adjustment in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

7.         Except as provided in paragraphs 5 and 6 of this Exhibit B or as otherwise required by the Code or Treasury Regulations, solely for federal income tax purposes, items of taxable income, gain, loss and deduction of the Company shall be allocated among the Members in the same manner as each correlative item of income, gain, loss and deduction, as determined for Capital Account purposes, is allocated.  Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of the Agreement and this Exhibit B.

C.        DEFINITIONS. For the purposes of this Exhibit B, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

“ADJUSTED CAPITAL ACCOUNT BALANCE”: means the balance in the Capital Account of a Member as of the end of the relevant fiscal year of the Company, after giving effect to the following: (i) credit to such Capital Account any amounts the Member is obligated to restore, pursuant to the terms of the Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the

Exhibit B – Page 5

Treasury Regulations, and (ii) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

“AGREEMENT”: means this Amended and Restated Limited Liability Agreement of Ashford Hospitality Holdings LLC, as amended.

“COMPANY MINIMUM GAIN”: shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

“DEPRECIATION”: means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to property for such fiscal year or other period, except that (a) with respect to any property the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Section 1.704-3(d) of the Treasury Regulations, Depreciation for such fiscal year or other period shall be the amount of book basis recovered for such fiscal year or other period under the rules prescribed by Section 1.704-3(d)(2) of the Treasury Regulations, and (b) with respect to any other property the Carrying Value of which differs from its adjusted tax basis at the beginning of such fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization or other cost recovery deduction for such fiscal year or other period bears to such beginning adjusted tax basis; provided, that if the adjusted tax basis of any property at the beginning of such fiscal year or other period is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Manager.

“MEMBER NONRECOURSE DEBT MINIMUM GAIN”: means an amount, with respect to each Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

“MEMBER NONRECOURSE DEBT”: shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

“MEMBER NONRECOURSE DEDUCTIONS”: shall have the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations. For any Company taxable year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equal the net increase during the year, if any, in the amount of Member Nonrecourse Debt Minimum Gain reduced (but not below zero) by proceeds of the liability that are both attributable to the liability and allocable to an increase in the Member Nonrecourse Debt Minimum Gain.

“NONRECOURSE DEDUCTIONS”: shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability, that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

Exhibit B – Page 6

“NONRECOURSE LIABILITY”: shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

For purposes of this Exhibit B, all other capitalized terms will have the same definition as in the Agreement.

Exhibit B – Page 7

EXHIBIT C

NOTICE OF EXERCISE OF REDEMPTION RIGHT

The undersigned irrevocably (i) presents for redemption on_________(such date being at least 3 Business Days after the date set forth below) _________ Units (as defined in the LLC Agreement defined below) in Ashford Hospitality Holdings LLC, in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Holdings LLC (the “LLC Agreement”), and the Redemption Right (as defined in the LLC Agreement) referred to in the LLC Agreement, (ii) surrenders such Units and all right, title and interest in such Units, and (iii) directs that the Cash Amount or Ashford Inc. Shares (both as defined in the LLC Agreement) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if Ashford Inc. Shares are to be delivered, such Ashford Inc. Shares be registered or placed in the name(s) and at the addresses specified below.

Dated:
Name of Member:

(Signature of Member)

(Street Address)

(City State Zip Code)

If Ashford Inc. Shares are to be issued, issue to:

(Name)

(Social Security or Identifying Number)

Exhibit C – Page 1

EXHIBIT D

NOTICE OF ELECTION BY MEMBER TO CONVERT
LTIP UNITS INTO COMMON UNITS

The undersigned LTIP Unitholder irrevocably (i) elects to convert the number of LTIP Units in Ashford Hospitality Holdings LLC (the “Company”) set forth below into Common Units in accordance with the terms of the Amended and Restated Limited Liability Agreement of the Company, as amended; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion be delivered to the address specified below.  The undersigned represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided in this notice and as provided in the Amended and Restated Limited Liability Agreement of the Company, as amended; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unitholder:
(Please Print: Exact Name as Registered with the Company)

Number of LTIP Units to be Converted:

Date to be Converted___________ (such date being not less than 3 Business Days nor more than 10 Business Days prior to the Date of this Notice set forth below)

Date of this Notice:

(Signature of Member: Sign Exact Name as Registered with the Company)

(Street Address)

(City)	(State)	(Zip Code)

Exhibit D – Page 1

EXHIBIT E

NOTICE OF ELECTION BY THE COMPANY TO FORCE CONVERSION
OF LTIP UNITS INTO COMMON UNITS

Ashford Hospitality Holdings LLC (the “Company”) irrevocably (i) elects to cause the number of LTIP Units held by the LTIP Unitholder set forth below to be converted into Common Units in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Company, as amended.

Name of LTIP Unitholder:
(Please Print: Exact Name as Registered with the Company)

Number of LTIP Units to be Converted:

Date to be Converted:

Date of this Notice:

Exhibit E - Page 1